Exhibit 10.3

LEASE

Between

One Wheeler Road Associates

and

Aspen Technology, Inc.

for 60,177 Square Feet at

200 Wheeler Road

Burlington, Massachusetts

INDEX

REFERENCE DATA			1

1.1	Subjects Referred To:		1
1.2	Exhibits		4

ARTICLE II PREMISES AND TERM			5

2.1	Premises		5
2.2	Term		6

ARTICLE III CONSTRUCTION			6

3.1	Initial Construction		6
3.2	Preparation Of Premises For Occupancy		9
3.3	General Provisions Applicable To Construction		10
3.4	Representatives		11
3.5	Force Majeure		11
3.6	Arbitration By Architects		12
3.7	Warranty Of Landlord’s Work		12

ARTICLE IV RENT			12

4.1	Rent		12
4.2	Operating Cost Escalation		13
4.3	Payments		19

ARTICLE V LANDLORD’S COVENANTS			19

5.1	Landlord’s Covenants During The Term		19
	5.1.1	Building Services	19
	5.1.2	Additional Building Services	19
	5.1.3	Repairs	19
	5.1.4	Quiet Enjoyment	20
	5.1.5	Landlord’s Compliance With Laws	20
	5.1.6	Landlord’s Insurance	21
	5.1.7	Landlord’s Indemnity	21
	5.1.8	Hazardous Materials	22
	5.1.9	Tenant’s Costs	22
	5.1.10	Building Operations	23
	5.1.11	Tenant’s Trade Fixtures	23
5.2	Interruptions		23

ARTICLE VI TENANT’S COVENANTS			24

6.1	Tenants Covenants During The Term		24
	6.1.1	Tenant’s Payments	24

i

	6.1.2	Repairs and Yielding Up	24
	6.1.3	Occupancy and Use	25
	6.1.4	Rules and Regulations	25
	6.1.5	Compliance with Laws and Safety Appliances	25
	6.1.6	Assignment and Subletting	26
	6.1.7	Indemnity	28
	6.1.8	Tenant’s Liability Insurance	29
	6.1.9	Tenant’s Workmen’s Compensation Insurance	29
	6.1.10	Landlord’s Right of Entry	29
	6.1.11	Loading	29
	6.1.12	Landlord’s Costs	30
	6.1.13	Tenant’s Property	30
	6.1.14	Labor or Materialmen’s Liens	30
	6.1.15	Changes or Additions	30
	6.1.16	Holdover	32
	6.1.17	Hazardous Materials	32
	6.1.18	Signs and Advertising	33
	6.1.19	Tenant’s Authority	33
	6.1.20	Confidentiality	33

ARTICLE VII CASUALTY AND TAKING			34

7.1	Casualty And Taking		34
7.2	Reservation Of Award		36
7.3	Additional Casualty Provisions		37

ARTICLE VIII RIGHTS OF MORTGAGE			37

8.1	Priority Of Lease		37
8.2	Limitation On Mortgagee’s Liability		38
8.3	Mortgagee’s Election		38
8.4	No Prepayment Or Modification, Etc.		38
8.5	No Release Or Termination		39
8.6	Continuing Offer		39
8.7	Submittal Of Financial Statement		39

ARTICLE IX DEFAULT			39

9.1	Events Of Default By Tenant		39
9.2	Tenant’s Obligations After Termination		40

ARTICLE X MISCELLANEOUS			41

10.1	Titles		41
10.2	Notice Of Lease		42
10.3	Notices From One Party To The Other		42
10.4	Bind And Insure		42
10.5	No Surrender		42

ii

10.6	No Waiver, Etc.	42
10.7	No Accord And Satisfaction	43
10.8	Cumulative Remedies	43
10.9	Partial Invalidity	43
10.10	Landlord’s Right To Cure	43
10.11	Estoppel Certificate	44
10.12	Waiver Of Subrogation	44
10.13	Brokerage	44
10.14	Parking	45
10.15	400 And 600 Wheeler Road	45
10.16	Access	45
10.17	Entire Agreement	45
10.18	Governing Law	45
10.19	Additional Representations	45
10.20	Covenants Independent	46
10.21	Rooftop Communication Equipment	46
10.22	Reduction Of Premises	47
10.23	5th And 6th Floor Premises	48

iii

Date of Lease Execution: May           , 2007

REFERENCE DATA

1.1           SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1.

LANDLORD:	One Wheeler Road Associates, a Massachusetts limited partnership

MANAGING AGENT:	The Gutierrez Company

LANDLORD’S AND MANAGING AGENT’S ADDRESS:	Burlington Office Park One Wall Street Burlington, MA 01803

LANDLORD’S REPRESENTATIVE:	John A. Cataldo

LANDLORD’S CONSTRUCTION REPRESENTATIVES:	Arthur J. Gutierrez, Jr., Douglas L. Fainelli or Dennis G. Bailey

TENANT:	Aspen Technology, Inc., a Delaware corporation

TENANT’S ADDRESS (FOR NOTICE & BILLING) prior to the Term Commencement Date:	Irwin Weiss, Chief Information Officer Aspen Technology, Inc. 10 Canal Park Cambridge, MA 02141

TENANT’S ADDRESS (FOR NOTICE & BILLING) after the Term Commencement Date:	200 Wheeler Road Burlington, MA 01803

TENANT’S REPRESENTATIVE:	Michael G. Morris, Managing Director Newmark Knight Frank 125 Park Avenue New York, NY 10017 Direct Tel: (212) 372-2260 Fax: (212) 372-2405 Email: mmoris@newmarkkf.com

TENANT’S CONSTRUCTION REPRESENTATIVE(S):	Tracey A. Williams, Project Director Fox Relocation Management Corp. 76 Dorrance Street, Suite 300 Providence, RI 02903 Office: (401) 273-7967 Mobile: (401) 447-1698 Email: (twilliams@foxcorp.com)

GUARANTOR:	Not Applicable.

BUILDING:	Six (6) story building consisting of 250,428 rentable square feet located at 200 Wheeler Road, Burlington, Massachusetts, upon the lot identified on Exhibit A of Exhibit I attached hereto (the “Lot”).

RENTABLE FLOOR AREA OF TENANT’S SPACE:

31,174 rentable square feet on the sixth floor (“Phase 1”) and 18,947 rentable square feet on the fifth (5th) floor (“Phase 2”) and 10,056 rentable square feet on the fifth (5th) floor (“Phase 3”), for a total of 60,177 rentable square feet, as further described in Exhibit A, located on floors five (5) and six (6) of the Building, as the same may be expanded pursuant to Exhibit C, or reduced pursuant to Section 10.22 hereof. All tenant spaces within the Building are measured uniformly.

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:	250,428 rentable square feet.

SCHEDULED TERM COMMENCEMENT DATE:	Phase 1 - September 1, 2007 Phase 2 - October 1, 2007 Phase 3 - January 1, 2008*

(*Landlord shall notify Tenant by June 1,2007 if Phase 3 is available by October 1, 2007, in which event the Scheduled Term Commencement Date for Phase 2 and Phase 3 shall be October 1,2007)

OUTSIDE DELIVERY DATE:	Per Section 3.2

TERM EXPIRATION DATE:	Seven (7) years and four (4) months following the Term Commencement Date for Phase 3 (as herein determined pursuant to Section 2.2), subject to extension in accordance with Exhibit F.

TERM:

That period from the Commencement Date of the Phase 1 Premises to seven (7) years and four (4) months following the Commencement Date for the Phase 3 Premises, subject to extension in accordance with Exhibit F.

FIXED RENT:	Year l:	$l,353,982.50/Year;
$112,831.88/Month;
$22.50/RSF Gross*
	Year 2:	$l,414,159.50/Year;
$117,846.63/Month;
$23.50/RSF Gross
	Year 3:	$l,474,336.50/Year;
$122,861.3 8/Month:
$24.50/RSF Gross
	Year 4:	$l,534,513.50/Year;
$127,876.13/Month;
$25.50/RSF Gross
	Year 5:	$l,594,690.50/Year;
$132,890.88/Month;
$26.50/RSF Gross
	Year 6:	$l,654,867.50/Year;
$137,905.63/Month;
$27.50/RSF Gross
	Year 7**:	$l,715,044.50/Year;
$142,920.38/Month;
$28.50/RSF Gross

*Year 1 Fixed Rent shall apply from the Phase 1 Commencement Date through the first anniversary of the Phase 3 Commencement Date and all Fixed Rent shall be based on the Rentable Square Feet for which the Lease has commenced.

**to Term Expiration Date

BASE YEAR OPERATING COSTS AND/OR REAL ESTATE TAXES:	Calendar 2008 actual operating expenses and real estate taxes (adjusted for 95% occupancy)

COST OF ELECTRICAL SERVICE TO TENANT’S SPACE (EXCLUDED FROM FIXED RENT):	The cost of electric service therefor shall be paid for by Tenant pursuant to Exhibit D, Paragraph IX.

FIRST FISCAL YEAR FOR TENANT PAYING OPERATING COST ESCALATION:	Year ending December 31, 2009

SECURITY DEPOSIT:	None

PERMITTED USES:	General office and such other lawful uses that are ancillary and accessory thereto.

REAL ESTATE BROKER:	Newmark, Knight & Frank Cushman & Wakefield of Massachusetts, Inc.

PUBLIC LIABILITY INSURANCE:	BODILY INJURY AND PROPERTY DAMAGE
EACH OCCURRENCE	$5,000,000.00
AGGREGATE	$5,000,000.00

SPECIAL PROVISIONS:	Rent Abatement	Per Section 4.1
	Reduction of Premises:	Per Section 10.22
	Right of First Refusal and Option to Rent:	Per Exhibit C
	Option to Extend:	Per Exhibit F
	Market Rent:	Per Exhibit H
	Allowance:	Per Exhibit M
	Swing Space:	Per Exhibit N

1.2           EXHIBITS

The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease:

EXHIBIT A	Plans Showing Tenant’s Space, the Lot and the Park (including the Building Parking Area)
EXHIBIT B	Preliminary Tenant Improvement Plans and Specifications (if available)
EXHIBIT C	Right of First Refusal and Option to Rent - 5 and 6th Floors
EXHIBIT C-l	Plan Showing ROFR Space
EXHIBIT D	Landlord’s Services
EXHIBIT E	Rules and Regulations
EXHIBIT F	Option to Extend
EXHIBIT G	Tenant Estoppel Certificate
EXHIBIT H	Definition of Market Rent
EXHIBIT I	Form of Notice of Lease
EXHIBIT J	Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT K	Example of Abatement (Section 4.1)
EXHIBIT L	Schedule of Milestone Dates
EXHIBIT M	Allowance
EXHIBIT N	Swing Space
EXHIBIT O	Termination Payment Schedule

ARTICLE II

PREMISES AND TERM

2.1           PREMISES

Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord, the Rentable Floor Area of Tenant’s Space in the Building (hereinafter, the “Tenant’s Space”), together with the appurtenances described below and in Section 10.14 of this Lease.  Tenant’s Space, as the same may be expanded in accordance with Exhibit C or reduced in accordance with Section 10.22, together with such appurtenances, is hereinafter collectively referred to as “the Premises”.

Tenant shall have, as appurtenant to the Premises, the right to use, in common with other tenants of the Building, the area shown as “Building Parking Area” on the plan attached hereto as part of Exhibit A, all subject to and as further provided in Section 10.14 hereof.

Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto (including, but not limited to, other tenants of the Building), subject to reasonable rules of general applicability to tenants and owners of other lots in the park shown on the Plan of the Park attached hereto as part of Exhibit A (the “Park”) from time to time made by Landlord in accordance with Section 6.1.4 of which Tenant is given written notice: (a) the common areas now or hereafter located in the Building or at the Park (the “Common Areas”), including, without limitation, the duct shafts, electrical and common risers, main electrical and furnace room, restrooms, fitness center, cafeteria, elevator(s), atriums, loading dock, dumpster and the Common Areas shown on the Plan of the Park attached hereto as Exhibit A, as such Common Areas may be altered or modified by Landlord from time to time during the Term hereof, it being understood and agreed that any alterations or modifications materially affecting the Lot, or otherwise materially interfering with Tenant’s use and operation of its business thereon, shall require Tenant’s prior written approval, which such approval may not be unreasonably withheld or delayed (unless there is a material interference with Tenant’s use and operation of its business thereon, whereupon approval may be withheld in Tenant’s sole direction); (b) all rights to access, all service areas, all loading areas, drainage of surface water runoff, including, without limitation, storm drainage systems and detention areas, (c) all grades, driveways, roadways, sidewalks and footways, lighting systems and traffic flow patterns, (d) all parking areas designated as common or visitors parking areas for use of the entire Park, if any, (e) all rights appurtenant to the Lot created in or conveyed by the deed to Landlord, if any, (f) all means of access to and from the Building to the Common Areas, including, without limitation, all sidewalks, roads, driveways and the like, and (g) all utility lines, electricity, water and sewage disposal.

Landlord agrees to maintain continuous food service and a fitness center at the Building during the entire Term.

Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use, and subject to the preceding paragraph, to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, provided that: (a) any substitutions are equivalent or better quality and capacity and (b) such fixtures and equipment are placed above Tenant’s ceilings, behind its walls and below its flooring.  In connection therewith, Landlord agrees to provide Tenant with prior reasonable notice before any such entry into the Premises and to repair any and all damage resulting therefrom, restoring the Premises to the substantially similar condition it was in prior to any such entry.

2.2           TERM

To have and to hold for a period (the “Term”) commencing on the date that the Premises (specifically the particular Phase as set forth in Section 1.1) are deemed ready for occupancy pursuant to Section 3.2 (which said date is at times being hereafter referred to as the “Commencement Date” or “Term Commencement Date”) and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or 7.1 or in Article IX, or unless extended pursuant to Exhibit F.

ARTICLE III

CONSTRUCTION

3.1           INITIAL CONSTRUCTION

Landlord shall cause certain leasehold improvements to be substantially completed in accordance with Tenant’s Plans (as hereinafter defined) on or before the Scheduled Term Commencement Date (collectively, the “Landlord’s Work”).  All of the work shall be performed by Landlord’s general contractor, Gutierrez Construction Co., Inc. (“GCCI”).  Attached hereto as Exhibit B are a preliminary tenant improvement plans and specifications.

Tenant shall, at Tenant’s sole cost and expense but subject to the Allowance (as hereinafter defined), prepare and deliver to Landlord final construction plans and associated specifications incorporating said preliminary plans and specifications (collectively, the “Tenant’s Plans”) for the planned improvements of the Premises (specifically including Phases 1, 2 and 3) by June 1, 2007.  Tenant may, at its election, permit Landlord to review and provide input during the preparation of Tenant’s Plans and may provide Landlord with preliminary plans and specifications as they are made available to Tenant.  Upon receipt, Landlord shall have five (5) business days to comment upon the Tenant’s Plans and shall be deemed approved in the event that Landlord fails to respond within such five (5) business day period.  Landlord and Tenant shall use good faith, diligent efforts to agree on the Tenant’s Plans in a timely manner.

In reaching such agreement, Landlord and Tenant shall each approve portions of Tenant’s Plans that are acceptable and shall note their respective objections to the portions that are unacceptable to each of them so as to enable Landlord to continue construction and order materials in a timely manner.  In connection with Landlord’s review of the Tenant’s Plans, or if Tenant fails to deliver Tenant’s Plans (or any modifications thereto) by the date set forth above, Landlord may require by prompt written notice to Tenant (i) modifications in Tenant’s Plans (i.e.  if Tenant’s Plans are not compatible with Building), and/or (ii) an adjustment in the Scheduled Term Commencement Date (such adjustment to be determined by Landlord in its reasonable judgment).  Landlord’s notice to Tenant shall include reasonable detail describing the cause of the adjustment and/or the extent of the incompatibility with reasonable specificity.  Any such extension in time, whether mutually agreed to by Landlord and Tenant or determined by their respective architects in the event of dispute pursuant to Section 3.6, shall result in Tenant’s Plan Delay Days as hereinbefore determined.  In addition, Landlord will not approve Tenant’s Plans which involve any construction, alterations or additions requiring unusual expense to readapt the Premises to normal office use on the Term Expiration Date, unless Tenant first gives assurances acceptable to Landlord that such readaptation shall be made prior to such termination without expense to Landlord.  All revisions and modifications to the Tenant’s Plans shall be made promptly by Tenant and revised sets of Tenant’s Plans shall be forthwith furnished to Landlord upon Tenant’s receipt thereof, Landlord hereby agreeing to inform Tenant during the plan approval process and, in any event, prior to the installation thereof, of any such items that may require unusual expense to readapt the Premises as aforesaid.  All revisions and modifications to the Tenant’s Plans shall be made promptly by Tenant and revised sets of Tenant’s Plans shall be forthwith furnished to Landlord upon Tenant’s receipt thereof.  Landlord and Tenant hereby further agree to acknowledge in writing when final approval by Landlord and Tenant of Tenant’s Plans has occurred.  No changes or modifications to Tenant’s Plans or Landlord’s Work being constructed by Landlord pursuant thereto shall be made without Tenant’s consent, such consent not to be unreasonably withheld or delayed by Tenant.

Landlord shall have fifteen (15) days after final approval of Tenant’s Plans and Landlord’s receipt of final and complete sets of approved Tenant’s Plans, which such final approval has been acknowledged in writing by Landlord and Tenant as aforesaid, to price the Cost of Landlord’s Work.  GCCI shall competitively bid each major trade item (as reasonably determined by Landlord) of Landlord’s Work with at least three qualified subcontractors and Tenant shall be permitted to review such bids on an “open-book” basis.  Tenant shall approve such pricing within five (5) days of receipt of Landlord’s anticipated Cost (which will include the contractor’s fee set forth below) of Landlord’s Work, whereupon Landlord shall be released to commence the Landlord’s Work in accordance with the terms and provisions of this Lease.

Landlord and Tenant shall cooperate during the above time periods so that each party makes the other aware of their progress with respect to the foregoing plans, selections and pricing, as well as timing, availability or cost constraints of Tenant’s selections or specifications and proposed alternates.

Landlord shall cause the Premises to be completed in accordance with Tenant’s Plans.  After final approval of Tenant’s Plans by Landlord and Tenant, the Tenant may request changes to Landlord’s Work (as applicable) by altering, adding to, or deducting from Landlord’s Work as set forth in the agreed form of Tenant’s Plans (each such requested change is referred to herein as a “Change Order”).  A Change Order requested by Tenant in Landlord’s Work may also necessitate an adjustment in the Scheduled Term Commencement Date and may result in Tenant Alteration Delay Days (as hereinafter defined), in accordance with and subject to the terms and conditions set forth below.  Landlord shall notify Tenant in writing of the cost of the Change Order (and effect on the Cost of Landlord’s Work) and if such requested Change Order shall result in Tenant Alteration Delay Days, and therefore an adjustment in the Outside Delivery Date.  Tenant shall have four (4) days to accept such Change Order (and the resulting cost and timing changes as set forth in Landlord’s notice) or to withdraw the requested Change Order.  Failure by Tenant to respond within four (4) days shall be deemed a rejection of the Change Order, in addition, Landlord agrees to provide Tenant, upon Tenant’s request, with sufficient itemization and back-up documentation to facilitate analysis and to confirm the cost of any such changes in the Landlord’s Work initiated by Tenant.  Tenant shall pay to Landlord an amount equal to the actual Cost of Landlord’s Work (which Landlord anticipates should not vary from the pricing previously provided and approved by Tenant), plus any Change Orders less credits for any Landlord’s Work deleted, in excess of the Allowance set forth in Exhibit M (hereinafter, the “Cost of Landlord’s Work”).  Included in all Costs shall be a contractor’s fee of six percent (6%).  The Cost of Landlord’s Work shall be fully paid by Tenant (and/or credited against the Allowance) within fourteen (14) days of receipt of an invoice, but after all of the Allowance has been exhausted by Landlord, but in no event prior to the Commencement Date for the applicable Phase.  Any work performed during the thirty (30) days prior to the Commencement Date for the applicable Phase or work on remaining punch list items which has not yet been initially billed to Landlord by Landlord’s subcontractors shall be thereafter billed by Landlord and paid by Tenant within fourteen (14) days of receipt of an invoice.

In the event that Tenant requests a Change Order which would, due to materials or equipment having long delivery times or due to resulting sequencing delays, and notwithstanding Landlord’s diligent efforts, result in a delay in the Term Commencement Date, then Tenant shall be deemed to have agreed that it will pay Fixed Rent (as hereinafter provided in Section 4.1) and additional rent hereunder for a number of days equal to the actual number of days (the “Tenant Alteration Delay Days”) as certified by Landlord and its architect, and agreed to by Tenant and Tenant’s architect, by which the Term Commencement Date would be delayed by such alterations or additions, giving due consideration to Landlord’s obligation to use diligent efforts to accelerate construction to make up for lost time due to delays.  Landlord agrees to promptly provide Tenant with written notice of such determination, such notice to include reasonable detail describing the cause of the delay and the number of Tenant Alteration Delay Days as certified by Landlord and its architect.  Should Tenant and Tenant’s Architect disagree with the calculation of Tenant Alteration Delay Days as hereinabove determined, then such disagreement shall be resolved pursuant to the provisions of Section 3.6 hereof.

All Tenant improvements, changes and additions comprising the Landlord’s Work shall be part of the Premises (and shall remain therein at the end of the Term), except for Tenant’s business fixtures, equipment and personal property (which such personal property shall include, without limitation, demountable partitions, equipment and telephone or computer systems), all of which fixtures, equipment and personal property shall remain the property of the Tenant and shall be removed at the expiration of the Term; and such other items shall be removed or left as the Landlord and Tenant agree in writing at the time of Landlord’s approval of the plans and specifications therefor.  Tenant agrees to repair, at its sole cost and expense, any damage to the Premises caused by any such removal by Tenant in accordance with this paragraph.

Tenant (including its contractors, agents or employees) shall have access to the Premises, thirty (30) days prior to the Scheduled Term Commencement Date applicable to each Phase of the Premises so as to prepare the Premises for occupancy by Tenant (including for telephone/data, security and furniture installations), provided that (i) Tenant’s contractors, agents or employees work in a harmonious labor relationship with Landlord’s general contractor; provided, however, Landlord consents to Tenant’s use of non-union labor (ii) reasonable prior notice is given to Landlord specifying the work to be done, and (iii) no work, as reasonably determined by Landlord, shall be done or fixtures or equipment installed by Tenant in such manner as to materially interfere with the completion of the work being done by or for Landlord in the Premises.  During any such early access period, no Fixed Rent or additional rent or other charges shall accrue or be payable, but otherwise the performance of any such work by Tenant shall be subject to all the terms, covenants and conditions contained in this Lease.

Attached hereto as Exhibit L is a Schedule of milestone dates for the completion of Landlord’s Work.  The parties hereby agree, however, that such Schedule is for informational purposes only, and Landlord’s failure to meet any of such dates shall not result in any penalty, except or otherwise expressly provided for elsewhere in this Lease.

3.2           PREPARATION OF PREMISES FOR OCCUPANCY

Landlord agrees to use reasonable good faith efforts (which shall include working continuously during normal working hours) to have the Premises ready for occupancy on or before the Scheduled Term Commencement Date, which shall, however, be extended for a period equal to that of any delays due to Force Majeure (as hereinafter defined) and/or any Tenant Delay.  Landlord shall promptly notify Tenant of the occurrence of any Force Majeure delay or Tenant Delay.  For purposes of this Lease, a “Tenant Delay” shall mean any one of the following: (i) changes requested by Tenant to Tenant’s Plans to the extent such changes actually delay the date on which the Premises shall be deemed ready for occupancy (as defined below); (ii) Tenant’s failure to provide the Tenant’s Plans to Landlord or in approving the Cost of Landlord’s Work within the aforesaid time period; (iii) a written request by Tenant to stop work, (iv) the specification of any materials or equipment comprising the Landlord’s Work with lead times that, given the Tenant’s Plans submission deadline (i.e.  June 1, 2007), make it unreasonable for Landlord to substantially complete Landlord’s Work by the Scheduled Term Commencement Date; (v) Tenant Plan Delay Days, or (vi) Tenant Alteration Delay Days.

For each Phase of the Premises, Landlord agrees to provide Tenant with at least one week prior written notice of when Landlord anticipates that the Landlord’s Work shall be completed for the particular Phase.  The Premises shall be deemed ready for occupancy with respect to a particular Phase of the Premises as outlined in Section 1.1 hereof on the earlier of:

(a)           the date on which Tenant occupies any or all of the Premises (specifically the applicable Phase) for its operations for the regular conduct of its business (which shall not be deemed to have occurred by virtue of Tenant’s installation or testing of computers, equipment, furniture, or other personal property); or

(b)           the date on which all of the following have occurred: (i) the Landlord’s Work (with respect to a particular Phase) is substantially completed in compliance with Tenant’s Plans as certified by Landlord’s contractor and architect, except for punch list items which do not interfere with Tenant’s use of the Premises (specifically the applicable Phase) for its operations, and Landlord has obtained a Certificate of Occupancy (temporary [if the condition causing the same to be temporary is related to installation or other acts required of Tenant] or final) for the Premises (specifically the applicable Phase) and has provided Tenant with a copy thereof; provided, however, that if Landlord is unable to substantially complete construction by the Scheduled Term Commencement Date due to any

Tenant Delay, then the Premises (specifically the applicable Phase) shall be deemed substantially completed on the date the Premises (specifically the applicable Phase) would have been completed, but for a Tenant Delay, subject to Tenant’s right to dispute the same as hereinafter provided; (ii) Landlord has delivered legal possession of the Premises and the Landlord’s Work to Tenant, with the Building, Premises (specifically the applicable Phase) and exterior areas in good operating condition and free and clear of debris and ready for Tenant’s use and occupancy; and (iii) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises (specifically the applicable Phase) and the Landlord’s Work.

If the Premises (specifically the applicable Phase) are not completed on or before the Outside Delivery Date (as defined below) for whatever reason, Tenant may (i) cancel this Lease (specifically with respect to the applicable Phase only) at any time thereafter while the Premises (specifically the applicable Phase) are not deemed ready for occupancy by giving notice to Landlord of such cancellation which shall be effective ten (10) days after such notice, unless within such ten (10) day period Landlord delivers the Premises (specifically the applicable Phase) ready for occupancy, in which event such notice of cancellation shall be rendered null and void and of no further force or effect, (ii) enforce Landlord’s covenants to construct the Premises (specifically the applicable Phase) in accordance with the terms of this Lease.  In the event the Premises (specifically the applicable Phase) are not ready for occupancy on or before the Outside Delivery Date and the parties mutually agree on a revised schedule for Landlord to substantially complete Landlord’s Work by a revised Outside Delivery Date, then Tenant shall also have the right to terminate this Lease if Landlord fails to substantially complete the Premises (specifically the applicable Phase) within such additional period of time, or (iii) receive an abatement of Fixed Rent (in addition to the abatement set forth in Section 4.1) following commencement of rental obligations hereunder equal to one hundred percent (100%) of the daily Fixed Rent for each day that the Landlord’s Work is not substantially completed beyond the Outside Delivery Date (with respect to a particular Phase, as applicable).

For purposes hereof, the “Outside Delivery Date” shall be deemed to refer to that certain date which is ninety (90) days following the Scheduled Term Commencement Date (with respect to a particular Phase as outlined in Section 1.1 hereof), as such date may be extended for a period equal to that of (i) any Force Majeure delay, or (ii) the number of days of any Tenant Delay.

Landlord and Tenant agree to resolve any disputes under this Article III pursuant to the provisions of Article 3.6 hereof, unless the parties agree otherwise.

3.3           GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

All construction work required or permitted by this Lease, whether by Landlord or by Tenant (or their respective subcontractors), shall be done in a good and workmanlike manner and in compliance with all applicable laws and all ordinances, regulations and orders of governmental authority and insurers of the Building.  Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.  Notice of said defects shall be in writing and shall be rectified by Landlord or Tenant, as the case may be, within thirty (30) days of the original date of notice.  Failure to provide notice hereunder shall not be the basis for any liability or for injury or damage caused by such defect of or waiver of right to cause any defect to be corrected.

3.4           REPRESENTATIVES

Landlord hereby acknowledges and agrees that only the Tenant’s Construction Representatives, as defined in Section 1.1, or any successors to either of them holding the same title or any other person delegated the authority from either of them in writing, have the authority to act on Tenant’s behalf and represent Tenant’s interest with respect to all matters requiring Tenant’s action in this Article.  No consent, authorization or other action by Tenant with respect to matters set forth in this Article shall bind Tenant unless in writing and signed by one of the aforementioned persons.  Landlord hereby expressly recognizes and agrees that no other person claiming to act on behalf of Tenant is authorized to do so.  If Landlord complies with any request or direction presented to it by anyone claiming to act on behalf of Tenant who does not have the title and position mentioned above, such compliance shall be at Landlord’s sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Article, and Tenant shall have the right to enforce compliance with this Article without suffering any waiver or abrogation of any of its rights hereunder.

Tenant hereby acknowledges and agrees that only the Landlord’s Construction Representatives, as defined Section 1.1 hereof, or any successors to either of them holding the same title or any other person delegated the authority from either of them in writing, have the authority to act on Landlord’s behalf and represent Landlord’s interests with respect to all matters requiring Landlord’s action in this Article.  No consent, authorization or other action by Landlord with respect to matters set forth in this Article shall bind Landlord unless in writing and signed by one of the aforementioned persons.  Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of Landlord is authorized to do so.  If Tenant complies with any request or direction presented to it by anyone claiming to act on behalf of Landlord who does not have the title and position mentioned above, such compliance shall be at Tenant’s sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Article, and Landlord shall have the right to enforce compliance with this Article without suffering any waiver or abrogation of any of its rights hereunder.

3.5           FORCE MAJEURE

As used in this Article and elsewhere in the Lease, “Force Majeure” shall mean a time extension equal to that of any delays when the party required to perform the respective obligation is prevented from doing so, despite the exercise of reasonable diligence, and such delay is caused by: (i) Acts of God not reasonably anticipatable, (ii) changes in government regulations, (iii) casualty, (iv) strike or other such labor difficulties not caused or exacerbated by either party or its general contractor, (v) unusual weather conditions not reasonably anticipatable, (vi) unusual scarcity of or inability to obtain supplies, parts or employees to furnish such services unrelated to the negligence or fault of such party, or (vii) other acts reasonably beyond such party’s control, but in no event shall the term include economic or financing difficulties, or other acts or omissions or defaults by GCCI and/or its subcontractors.  In the event that a Force Majeure event occurs or is reasonably anticipatable by Landlord, then Landlord agrees to consult with Tenant to discuss alternatives.  Landlord and Tenant agree to provide written notice to the other promptly upon the occurrence of any Force Majeure event.

3.6           ARBITRATION BY ARCHITECTS

Whenever there is a disagreement between the parties with respect to construction by Landlord of Landlord’s Work, and such disagreement is not resolved by the parties within a period of twenty (20) days, each party acting reasonably and in good faith, then such disagreement shall be definitively determined by the following procedure: Each of Landlord and Tenant shall appoint one (1) independent architect, no later than seven (7) days after the expiration of the twenty (20) day period, such two (2) architects will then (within five (5) days of their appointment) appoint a third independent architect licensed in the Commonwealth of Massachusetts with not less than ten (10) years experience.  Each architect shall render a decision to Landlord, Tenant and the other architects within ten (10) days of their appointment regarding the matter in dispute.  In case of any dispute with respect to dollar amounts or lengths of time or dates, the dollar amount or length of time or date shall be the average of the two closest determinations by the three (3) architects, with the determination of the architect which was not closest to another architects’ determination excluded from such calculation.  In case of any dispute not involving dollar amounts or lengths of time or dates (i.e.  the approval of plans) the determination by at least two (2) of the three (3) architects shall be required in order to resolve the matter in dispute.  Landlord and Tenant shall each bear the cost of the architect selected by them respectively and shall share equally the cost of the third architect.  During such arbitration period, the parties agree to cooperate with one another so as to proceed with construction and with their respective obligations hereunder in a timely manner.  Each architect appointed shall be provided a copy of this section of the Lease and agrees to be bound by the same.  Each determination under this Section 3.6 shall be binding upon Landlord and Tenant.

3.7           WARRANTY OF LANDLORD’S WORK

For good and valuable consideration, Landlord hereby warrants and guarantees, at no extra cost to Tenant, that the Landlord’s Work shall be free from defects in workmanship and materials ( “Landlord’s Work Guaranty”).  Without limiting the generality of the foregoing, Landlord agrees to repair, at its sole cost and expense any defects in Landlord’s Work promptly after receipt of notice therefrom from Tenant, provided that such notice from Tenant is received by Landlord within a period of one (1) year after the Term Commencement Date, in connection therewith, Tenant shall notify Landlord promptly after it becomes aware of any such defects.  Any repairs or replacements or alterations to Landlord’s Work after said initial one (1) year period shall be chargeable to Tenant in accordance with and subject to the provisions of Section 4.2 hereof.

ARTICLE IV
RENT

4.1           RENT

Tenant agrees to pay, without any offset, adjustment, abatement, or reduction, except as expressly set forth herein, Fixed Rent equal to the Fixed Rent set forth in Section 1.1 in equal installments in advance on the first day of each calendar month included in the Term; and prorated for any portion of a calendar month occurring at the beginning or end of the Term, at the rate payable for such portion in advance.  The term “Rent” shall at all times be used herein to mean Fixed Rent plus additional rent payable under this Lease (including without limitation Section 4.2 hereof).  Notwithstanding the foregoing, the Rent due hereunder shall be adjusted pro rata based on the square footage within a particular Phase outlined in Section 1.1 hereof and ready for occupancy until the entire Premises has been deemed ready for occupancy pursuant to Section 3.2 hereof.

Notwithstanding the foregoing, Landlord and Tenant agree that so long as there is not then an uncured, continuing material Event of Default hereunder, Landlord shall abate the monthly Fixed Rent applicable to each Phase from and after the Term Commencement Date for each Phase through the date which is four (4) months thereafter.  If Tenant at any time during such period defaults under this Lease beyond any applicable notice and cure periods, Tenant shall immediately pay to Landlord all sums previously abated hereunder and such abatement shall automatically cease.  As aforesaid, such abatements shall be applied on a pro rata basis as the Premises (specifically the Fixed Rents) are phased-in.  (See Exhibit K for an example)

4.2           OPERATING COST ESCALATION

With respect to the First Fiscal Year for Tenant’s Paying Operating Cost Escalation or Real Estate Tax Escalation, or fraction thereof, and any Fiscal Year or fraction thereafter during the Term, Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth (30th) day following receipt by Tenant of Landlord’s Statement (as defined below).  As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement (“Landlord’s Statement”) in reasonable detail and according to Generally Accepted Accounting Principles (“GAAP”), consistently applied, certified by Landlord, and showing for the preceding Fiscal Year or fraction thereof, as the case may be, “Landlord’s Operating Costs,”

EXCLUDING the interest and amortization on mortgages for the Building and Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) versus tenants in general,

BUT INCLUDING, without limitation: real estate taxes on the Building, the Lot and the Common Areas of the Park, installments and interest on assessments for public betterments or public improvements, with respect to any Fiscal Year or fraction of a Fiscal Year; premiums for insurance required to be maintained by Landlord pursuant to this Lease; compensation and all fringe benefits, workmen’s compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; water, sewer, gas, telephone and the electricity to operate the base building heating, ventilating, air conditioning systems, elevators and parking lot lighting, and other utility charges not billed directly to tenants by Landlord or the utility companies (the cost for the electricity consumed by the tenant for interior lighting, plugs, equipment, supplemental air conditioning and fixtures shall be billed monthly to Tenant by Landlord as set forth in Paragraph IX of Exhibit D); costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with similar contracts with unaffiliated third parties); the Building’s pro rata share of the cost of operating, managing, maintaining and repairing the Common Areas of the Park (such as, but not limited to, snow plowing, sanding, sand removal, lot sweeping, landscaping, common area and street lighting, and management); and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, management and repair of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord’s Operating Costs (including without limitation the replacement of an unrepairable items) or as required by governmental regulation or laws, the costs thereof as reasonably amortized over the useful life in years of the capital item so installed in accordance with GAAP, consistently applied, with legal interest (not to exceed the Prime Rate published in the Wall Street Journal plus two percent (2%) on the unamortized amounts, shall be included in Landlord’s Operating Costs.  Landlord agrees that all of such services to be included in Landlord’s Operating Costs shall be obtained by Landlord at commercially reasonable, competitive market rates consistent with the operation and management of comparable “Class A” office buildings in the suburban Boston area.

Notwithstanding anything to the contrary contained herein, in no event shall Landlord’s Operating Costs include (nor shall Tenant have any obligation to pay any Operating Cost Escalation on account of) the following:

(a)           Costs, expenses and fees relating to solicitation of, advertising and promotion for and entering into leases and other occupancy arrangements for space in the Park, including but not limited to legal fees, space planners’ fees, real estate brokers’ leasing commissions and advertising expenses, entertaining expenses, dining expenses, any costs relating to tenant or vendor relation programs, including flowers, gifts, luncheons, parties and other social events, but excluding any life safety information programs.

(b)           Costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Park (or any part thereof), costs of any disputes between Landlord and its employees, disputes of Landlord with building management, or outside fees paid in connection with disputes with other tenants or adjacent property owners.

(c)           Costs of correcting defects in the Building or the Building equipment or replacing defective equipment solely to the extent such costs relate to items covered by warranties of manufacturers, suppliers or contractors or are otherwise borne by parties other than Landlord and for which Landlord receives reimbursement after having used good faith and diligent efforts to collect.

(d)           Costs of installations paid by or constructed for specific tenants or other occupants.

(e)           Interest, points, other finance charges and principal payments on mortgages, and other costs of indebtedness, if any.

(f)            All amounts which are specifically charged to or otherwise paid by any other tenant or other occupant of the Building or the Park, or for items, benefits or services which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement.

(g)           Any bad debt loss, rent loss or reserves for bad debts or rent loss, or any reserves of any kind.

(h)           Amounts, if any, paid as ground rental by Landlord,

(i)            Expenses related to third-party landlord-tenant disputes.

(j)            All costs of a capital nature, except as those relating to reducing Landlord’s Operating Costs as aforesaid and capital expenditures required by government regulation or laws, enacted after the Term Commencement Date , the amount of such costs relating to any such legal requirement(s) to be amortized on a straight-line basis, with interest at the aforesaid rate (i.e.  Prime Rate plus two percent per annum), over the asset’s useful life in accordance with GAAP.

(k)           All repairs or replacements resulting from a breach of Landlord’s Work Guaranty (as defined in Section 3.7 hereof).

(l)            Expenses in connection with non-Building standard services or benefits of a type which are not provided to Tenant but which are provided to other Building occupants, or for which Tenant is charged directly but which are provided to other Building occupants without direct charge.

(m)          Expenses associated with the provision of HVAC services to other Building occupants during non Business Hours as set forth in Exhibit D.

In case of services which are not rendered to all areas of the Building on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant’s Space bears to the total rentable floor area to which such service is so rendered (such latter to be determined in the same manner as the Total Rentable Floor Area of the Building), or shall be reallocated by Landlord on a reasonable basis taking into consideration such factors as usage of a particular tenant in the Park and/or such other pertinent factors as reasonably determined by Landlord.  Landlord covenants to enforce the preceding provision on all tenants in the Park.  Tenant shall be responsible to pay its share of Landlord’s Operating Costs of the Operating Cost Escalation for the Building based upon the proportion that the Rentable Floor Area of Tenant’s Space (based on Phases leased) bears to the Total Rentable Floor Area of the Building.  Tenant shall also be responsible to pay its pro rata share of Park-related costs, which shall be allocated by Landlord in a commercially reasonable manner based upon the following: upon the ratio of the rentable square footage of the Premises (based on Phases leased) to the aggregate square footage of all completed buildings in the Park (currently 250,428 rentable square feet), as such buildings are completed from time to time, and provided that evidence of completion (i.e.  a temporary certificate of occupancy for at least a phase) is provided to Tenant, upon Tenant’s request.

“Operating Cost Escalation” shall be equal to the difference, if any, between:

(a)           the product of (i) Landlord’s Operating Costs per rentable square foot of the Building, the Lot and the Share of the Park as indicated in Landlord’s Statement times (ii) the Rentable Floor Area of Tenant’s Space (based on Phases leased); and

(b)           the product of (i) the Base Year Operating Costs per rentable square foot of the Building, the Lot and the Share of the Park times (ii) the Rentable Floor Area of Tenant’s Space (based on Phases leased).

If, with respect to any Fiscal Year or fraction thereof during the Term, Tenant is obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of each ensuing Fiscal Year thereafter, until Landlord’s Statement for an ensuing Fiscal Year reflects that Tenant is not obligated to pay Operating Cost Escalation, Estimated Monthly Escalation Payments equal to 1/12th of the annualized Operating Cost Escalation for the immediately preceding Fiscal Year, Estimated Monthly Escalation Payments for each ensuing Fiscal Year shall be made retroactively from the first day of such Fiscal Year and on account of the payment to be made pursuant to the first sentence of this Section 4.2 for such Fiscal Year, with an appropriate additional payment or refund to be made at the time such payment is due.

The term “Fiscal Year” as used in this Article shall mean the period of twelve (12) consecutive months commencing on January 1 and ending on December 31.

The term “real estate taxes” as used above shall mean all ad valorem real estate taxes assessed by any governmental authority on the Lot, the Building and improvements, or both, and the Common Areas of the Park, subject to the following: There shall be excluded from such taxes (i) any governmental or business park “special assessments” (i.e.  roads and sewers), (ii) all other real estate taxes relating to a period payable or assessed outside the Term of this Lease; and (iii) all personal and corporate income taxes, excess profits taxes, excise taxes, franchise taxes, gift taxes, estate, succession, inheritance and transfer taxes or other business taxes and assessments, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, and the Common Areas of the Park, a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or primarily, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes”.  Landlord hereby acknowledges that it has not applied for and will not apply for a real estate tax abatement for the Lot and/or the Building in connection with the Base Year Operating Costs.  Landlord covenants not to convert the Building to a Condominium at any time during the Term.

If the total of the monthly payments paid by Tenant with respect to any Fiscal Year exceeds the actual Operating Cost Escalation for such Fiscal Year, then, at Landlord’s option, such excess shall be either (i) credited against payments, except at the end of the Term where will be paid promptly to Tenant on account of Operating Cost Escalation next due hereunder, or (ii) refunded by Landlord to Tenant within one hundred and twenty (120) days of the end of the Fiscal Year.

Tenant shall have the right to contest in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such personal property taxes payable by it hereunder, including the right on behalf of, and in the name of the Landlord, to seek abatements thereto.  The Landlord shall reasonably cooperate with Tenant, at Tenant’s sole expense, in any such contest or abatement proceedings.  In the event that Tenant determines not to contest such taxes and Landlord desires to file such contest, Landlord shall give written notice of that fact to Tenant and shall have the sole right as to such tax bill to contest in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such other taxes payable by Tenant hereunder, including the right to seek abatements thereto.  In such event, the Tenant shall reasonably cooperate with Landlord, in any such contest or abatement proceedings.  Any tax abatement or rebate received shall be allocated to the parties in the same proportion as payment.  Landlord shall also reasonably cooperate and assist Tenant, at no cost to Landlord, in procuring any applicable tax credits or incentives.

If Landlord shall receive on behalf of the Lot or the Building a rebate or abatement on any tax paid by Tenant, then after deducting therefrom any costs reasonably incurred by Landlord in obtaining such rebate or abatement, all of such net rebate or abatement relating to the Lot or the Building or to personal property taxes assessed against the Tenant’s personal property shall be returned to Tenant to the extent that such rebate or abatement relates to payment made by the Tenant and not reimbursed by Landlord, or at Landlord’s option, credited against real estate taxes due or to become due.  If Tenant shall receive on behalf of the Lot or the Building a rebate or abatement on any tax paid by Tenant, then after deducting therefrom any costs reasonably incurred by Tenant in obtaining such rebate or abatement, all of such net rebate or abatement related to the Lot, the Building or to personal property taxes assessed against the Tenant’s property shall be retained by Tenant, as its sole property, to the extent such rebate or abatement relates to a payment made by Tenant and not reimbursed by Landlord.  The remaining portion of such net rebate or abatement shall promptly be returned to Landlord.

In the event that Landlord receives a refund on account of real estate taxes after the expiration of the Term, which refund relates to a Fiscal Year during the Term, the amount of such refund fairly allocable to Tenant shall be refunded to Tenant by Landlord (i.e.  prorated based on the actual number of days in the year).  All references to real estate taxes “for” a particular Fiscal Year shall be deemed to refer to real estate taxes due and payable during such Fiscal Year without regard to when such impositions are assessed or levied.

Notwithstanding anything contained to the contrary in this Lease, the responsibility for the payment of all real estate taxes with respect to the Building and the Park shall be upon the Landlord and the Landlord agrees to pay the same as required by law.  Landlord shall provide Tenant with copies of all tax bills and a computation of Tenant’s pro rata share thereof, and upon

Tenant’s request, copies of all tax bills.  In the event that any special assessments are assessed and payable, Tenant’s pro rata share of the same shall be calculated as if such assessments were being paid by Landlord over the longest period of time permitted by applicable law.

Tenant, or its authorized agent, shall have the right, at its own cost and expense (without requirement that Tenant pay Landlord’s costs of complying with this provision), to inspect and/or audit Landlord’s detailed records each year with respect to Landlord’s Operating Costs, as well as all other rent payable by Tenant pursuant to the Lease for the Base Year and any comparison year to ensure the Landlord is complying with such Lease requirements.  Pursuant to the foregoing, Landlord shall be obligated to retain such records for Tenant’s Base Year and all comparison years associated with this Lease for three (3) years.  Tenant shall have the right, through its representatives, but no more than once per Fiscal Year, upon not less than twenty (20) days prior notice to Landlord, to examine, copy, and audit such records within the four (4) month period following receipt of the Landlord’s Statement.  Such records shall be maintained at Landlord’s Address set forth in Section 1.1 hereof, or such other place within the Commonwealth of Massachusetts, as Landlord may determine and notify Tenant in writing.  Such records shall include general ledgers, which shall be the type printed from Landlord’s particular computerized accounting system which reflect: (a) the full year’s listing of expenses with such expenses listed under its applicable account (which account has its name and number clearly specified) and with each account’s expenses summarized via account balances, and (b) the various income accounts indicating the income items which were received and applied during the year.  If, after the review of such documentation, Tenant desires additional information of Landlord’s books and records, including, but not limited to, invoices paid by Landlord or service contracts, Landlord shall cooperate with Tenant making all pertinent records available to Tenant, Tenant’s employees and agents for inspection at no out of pocket cost to Landlord.  Tenant, Tenant’s employees and agents, shall also be entitled to make and retain photostatic copies of such records and further provided that Tenant keeps such copies confidential and does not show or distribute such copies to any other tenants in the Building or Park.  The results of such audit, as reasonably determined by both parties, shall be binding upon Landlord and Tenant.  If such audit discloses that the amount paid by Tenant as Tenant’s pro rata share of Landlord’s Operating Costs for the Building or Park, or of other rental amounts payable pursuant to the Lease, has been overstated by more than seven percent (7%), then, in addition to immediately repaying such overpayment and associated interest (i.e.  at the rate set forth in Section 4.3 hereof) to Tenant, Landlord shall also pay the costs reasonably incurred by Tenant in connection with such audit (not to exceed $2,000.00 plus a 10% increase per each year of the Term) upon receipt of reasonable documentation evidencing such audit costs.  If such audit discloses an underpayment by Tenant, then Tenant must immediately pay to Landlord such additional amount due to Landlord, with interest at the aforesaid rate.

In all Landlord’s Statements, rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s reasonable estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto.  All Landlord’s Statements shall be prepared on an accrual basis of accounting.

Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a Fiscal Year at the end of the Term, Tenant’s last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord’s best estimate of the items otherwise includable in Landlord’s Statement and shall be made on or before the later of (a) thirty (30) days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord’s Statement.  Without limitation, the obligation of Tenant to pay the Operating Cost Escalation with respect to any Fiscal Year during the Term (or portion thereof) shall survive the expiration or earlier termination of the Term.

4.3           PAYMENTS

All payments of Fixed Rent and additional rent (including without limitation all payments set forth in Section 4.2 hereof) shall be made to Managing Agent, or to such other person as Landlord may from time to time designate in writing.  If any installment of rent, Fixed Rent or additional, or on account of leasehold improvements is paid after the due date thereof, at Landlord’s election, it shall bear interest at the Prime Rate designated in the “Wall Street Journal” plus four percent (4%) per annum, (or, if lower, the maximum rate permitted by law) from such due date, which interest shall be immediately due and payable as further additional rent; provided, however, Landlord hereby acknowledges and agrees that Tenant shall have one (1) grace period of an additional five (5) days per each calendar year of the Term before which such interest shall be charged by Landlord.

ARTICLE V

LANDLORD’S COVENANTS

5.1           LANDLORD’S COVENANTS DURING THE TERM

Landlord covenants during the Term:

5.1.1        Building Services - To furnish, through Landlord’s employees or independent contractors, the services listed in Exhibit D;

5.1.2        Additional Building Services - To furnish, through Landlord’s employees or independent contractors, reasonable additional services to the Building and Lot upon reasonable advance request of Tenant, at reasonable and competitive rates from time to time established by Landlord to be paid by Tenant;

5.1.3        Repairs - Except as otherwise provided in Article VII, except as resulting from Tenant’s negligence or misuse (to the extent insurance proceeds are not available), except as resulting from settling or sagging within standard engineering tolerance (provided that the settling or sagging does not affect the surface or structural integrity of the Building or in any way materially affect the ordinary and customary use of the Premises, or any part thereof by Tenant), or except for damage or deterioration resulting from reasonable wear and damage, Landlord shall maintain the structural integrity of the Building, including but not limited to the roof, exterior walls, and windows and skylights and all Landlord’s Work pursuant to the Landlord’s Work Guaranty.  Landlord shall also be responsible for (i) all exterior maintenance, repairs and replacements necessary to keep in good condition and working order all Common Areas of the Building and the Park, and the trees, shrubs, plants, landscaping, parking areas (including the Building Parking Area), driveways and walkways on the Lot or elsewhere in the Park, including but not limited to, all lighting and other fixtures and equipment serving such parking areas, driveways and walkways, (ii) providing the services and performing the maintenance work set forth in Section 4.2 and Article VII hereof, and (iii) performing necessary repairs and replacements to maintain the watertight integrity of the Building, including but not limited to the roof, exterior wall, windows and skylights.  Landlord shall also maintain, repair and replace all equipment, appliances and utility systems in the Building as of the Term Commencement Date and as the same may be replaced, including, without limitation, the HVAC equipment in the Building, such that it shall be in good operating condition throughout the Term.  Landlord shall make all of such repairs and replacements necessary to maintain the foregoing in good condition and working order and in compliance with all laws and all costs and expenses under this Section 5.1.3 shall be incurred pursuant to the provisions of Section 4.2, other than if such repairs and/or replacements are necessary due to a breach of Landlord’s Work Guaranty, the costs of which shall be Landlord’s sole responsibility.  All other repairs and maintenance within the Premises, except as specifically otherwise provided for herein, shall be the responsibility of Tenant.  Notwithstanding the foregoing, Landlord shall have no responsibility to install, repair, maintain or replace any security system, the parties expressly agreeing that Landlord shall have no responsibility whatsoever for providing any security to the Premises, Building or Lot.

In the event that Tenant gives notice to Landlord of a condition which Tenant believes requires Landlord’s repairs or a condition which, if left uncorrected, will necessitate Landlord’s repair, then, in accordance with the terms of this Section 5.1.3, Landlord shall respond promptly to investigate such condition, and, if such repairs are Landlord’s obligation hereunder, Landlord shall commence promptly to repair same and to diligently complete said repair.  Tenant agrees during the Term to provide Landlord notice as soon as reasonably possible of any condition known to Tenant which might require, or if left uncorrected will necessitate Landlord’s repair pursuant to this Section 5.1.3.  Tenant shall have the right to require, at reasonable times and with reasonable notice, a representative of Landlord to inspect the Premises for repairs which may be the responsibility of Landlord;

5.1.4        Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof;

5.1.5        Landlord’s Compliance with Laws - Notwithstanding anything contained in this Lease to the contrary, throughout the Term, Landlord (and not Tenant) shall be required to make all repairs, replacements and improvements to the Premises, Building and Common Areas thereof and all systems and equipment therein and take such other action as may be required and restricted by all applicable laws, ordinances, rules and regulations of governmental bodies that apply to generally and not related to Tenant’s particular use of the Premises.  All reasonable costs and expenses incurred in connection therewith shall be part of Landlord’s Operating Costs pursuant to Section 4.2, except as otherwise provided in this Lease;

5.1.6        Landlord’s Insurance - Beginning with the commencement of Tenant’s Work and thereafter throughout the Term, Landlord shall purchase and keep in force, broad-form commercial general liability insurance, or the equivalent then-customary form providing comparable coverages, written out on an occurrence basis containing provisions adequate to protect the Landlord from and against claims for bodily injury, including death and personal injury and claims for property damage occurring within the Park and/or the Building, such insurance having bodily injury and property damage combined limits of not less than five million dollars ($5,000,000) per occurrence increased as necessary so as to be at least comparable with other buildings similar to the Building and customarily carried by other landlords similarly situated as Landlord.  In addition, Landlord shall procure and continue in force during the Term, as the same may be extended hereunder, fire and extended coverage insurance, including vandalism, sprinkler leakage and malicious mischief, upon the Building on a full replacement cost basis, agreed cost value endorsement with agreed values for the Building and tenant improvements initially installed by Landlord (i.e.  the Landlord’s Work), as determined annually by the Landlord’s insurer.  Landlord shall also procure and continue in force during the Term, as the same may be extended hereunder, rental interruption insurance for twelve (12) months or the maximum amounts permitted.  Copies of certificates of insurance evidencing the foregoing shall be furnished to Tenant, upon Tenant’s reasonable request.  All insurance required of Landlord pursuant to this Section shall be effected under policies issued by insurers of recognized responsibility (which are rated A or A+ by Best’s Rating Service or a comparable rating by an equivalent service).  The coverages required by this Section 5.1.6 may be provided by a single “package policy” or by a combination of “package policy” and umbrella;

5.1.7        Landlord’s Indemnity - Except as provided in Section 6.1.7 or in Section 10.12, without regard to the insurance carried by Landlord, Landlord covenants and agrees to defend, with counsel reasonably acceptable to Tenant, save harmless and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property on the Premises, in the Building, on the Lot, or elsewhere in the Park, and from any claims, actions, proceedings and reasonable expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees), to the extent arising from the negligent acts, omissions and/or willful acts of Landlord, its employees, contractors, agents, or representatives, including, without limitation, claims made by GCCI, its subcontractors or their employees in connection with Landlord’s Work, and not caused exclusively by the negligent acts, omissions and/or willful acts of Tenant, in no event shall Landlord be obligated to indemnify Tenant for any willful or negligent act or omission of Tenant or of any of Tenant’s employees, agents, contractors or licensees, which arise from and after the date of this Lease.  The covenants and indemnifications hereunder shall survive the expiration or earlier termination of this Lease;

5.1.8        Hazardous Materials - Landlord represents and warrants that, to the best of Landlord’s knowledge as of the date of this Lease and as of the date of Substantial Completion (i) there does not exist (and will not exist as of the date of Substantial Completion) any leak, spill, release, discharge, emissions or disposal of Hazardous Materials on the Lot (including the Building located thereon) in violation of the Hazardous Waste Laws, and (ii) the Premises do not (and will not as of the date of Substantial Completion) contain any Hazardous Materials, except as may be contained in customary cleaning supplies or in such other supplies (e.g.  paint) that are necessary for Landlord to perform its obligations hereunder in violation of the Hazardous Waste Laws.  In the event that any such leak, spill, release, discharge, emission or disposal of Hazardous Materials shall occur on the Lot or (apart from de minimis amounts of such materials used for cleaning and maintenance purposes or in connection with the operation of loading docks) the Park, or if the Premises contain any Hazardous Materials unrelated to the acts, omissions or misconduct of Tenant, Landlord shall promptly take any and all actions necessary to bring the Premises, the Park and/or the Building (excluding all portions thereof leased or leasable to tenants) into compliance with applicable law and other governmental requirements relating thereto.

Landlord agrees to notify Tenant immediately upon discovery of any Hazardous Materials on the Premises or in the Park and to indemnify, defend and hold harmless Tenant and its officers, employees and agents from and against any claims, judgments, damages, penalties, fines, costs, liabilities or loss (including without limitation reasonable attorneys’ fees) which arise during or after the Term from or in connection with the presence or suspected presence of Hazardous Materials on the Premises or in the Park caused directly by the negligent acts or gross misconduct of Landlord.  In no event shall Landlord be obligated to indemnify Tenant for any Hazardous Materials which arise, as a result of the negligent acts or gross misconduct of Tenant, its officers, employees, agents, contractors or licensees.  The covenants and indemnifications set forth in this Section 5.1.8 shall survive the expiration or earlier termination of this Lease;

5.1.9        Tenant’s Costs - In case Tenant shall, without any fault on its part, be made party to any litigation commenced by or against Landlord or by or against any parties in possession of the Premises or any part thereof claiming under Landlord, Landlord agrees to reimburse Tenant for all reasonable costs, including without implied limitation, reasonable counsel fees, incurred by or imposed upon Tenant in connection with such litigation and to pay all such reasonable costs and fees incurred in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease;

5.1.10      Building Operations - Throughout the Term, Landlord agrees that the Building will be managed, operated and maintained, and services provided in accordance with comparable Class “A” office buildings in the Burlington, Massachusetts area; and

5.1.11      Tenant’s Trade Fixtures - Landlord hereby waives any right or interest in or to Tenant’s trade fixtures, not-permanent installations, furniture and equipment (“Personalty”). Landlord agrees to execute any certificates reasonably necessary to evidence the waiver of any such right or interest.  Tenant may, from time to time, if Tenant is not then in default thereunder beyond applicable grace, notice or cure periods, secure financing or general credit lines, and grant the lenders as security therefor a security interest in any or all of its Personalty, and to enter into leases of the Personalty.  If Tenant is not then in default under the provisions hereof beyond applicable grace or cure periods, upon written request by Tenant, Landlord agrees to evidence Landlord’s consent in writing to such security interest and given such lenders rights of access to the Premises at reasonable times to protect its security interest and the same right to notice of and time to cure any defaults of Tenant as is provided for Tenant under the provisions of this Lease.

Except as specifically provided to the contrary in Section 4.2 or in Section 5.1.3, Landlord shall charge Tenant under the provisions of Section 4.2 for the costs incurred by Landlord in connection with the services and/or repairs set forth in Section 5.1.1, 5.1.2, 5.1.3, 5.1.5, 5.1.6 and 5.1.10 above.

5.2           INTERRUPTIONS

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord’s entering the Premises for any purposes authorized by this Lease or for repairing the Premises, Building or Lot as herein provided, in such case, notwithstanding Landlord’s diligent efforts in connection therewith (which such efforts shall never obligate Landlord to pay for overtime and/or premium time work, or to pay a premium for expedited delivery, except as such additional costs are so authorized and paid for by Tenant), if Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control (expressly excluding Landlord’s financial inability), Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in Article VII or below in this Section 5.2, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes, actual or constructive, total or partial, eviction from the Premises.  Landlord shall use reasonable efforts to restore such interrupted services, regardless of the cause of loss of such service.

Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed.  Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant’s use and occupancy of the Premises.

Notwithstanding any language to the contrary, if due to any act or omission on the part of Landlord, its agents, employees or contractors, electricity, heat, air conditioning, water or any other service or utility that Tenant is entitled to receive under this Lease is interrupted, and such interruption renders the Premises untenantable, or any portion thereof is reasonably inaccessible by Tenant or makes it impracticable for Tenant to conduct its business in the Premises, then if such interruption or cessation shall continue for a period of thirty (30) consecutive days after notice thereof from Tenant to Landlord that the Premises are untenantable, or reasonably inaccessible, or Tenant cannot conduct its business as a result thereof, then the Fixed Rent and additional rent shall be proportionately abated for each successive day such interruption or cessation continues based upon that certain portion of the Premises that are affected by such interruption (other than for reasons of casualty or eminent domain where the provisions of Article VII shall govern).

Except as set forth in this Section 5.2 or in Article VII, the foregoing rights shall be Tenant’s sole remedy at law or in equity for any interruptions described in this Section 5.2.

ARTICLE VI

TENANT’S COVENANTS

6.1           TENANTS COVENANTS DURING THE TERM

Tenant covenants during the Term:

6.1.1        Tenant’s Payments - To pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant’s personal property in the Premises (including, without limitation, Tenant’s fixtures and equipment) subject, however, to Tenant’s right to contest and seek abatement thereof, (c) directly to the utility provider (if not payable to Landlord), all charges by public utility for telephone and other utility services (including service inspections therefor and the charges as may be imposed pursuant to Exhibit D hereof) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all reasonable charges of Landlord for services rendered pursuant to Section 5.1.1, 5.1.2, 5.1.3, 5.1.5, 5.1.6 and 5.1.10 hereof;

6.1.2        Repairs and Yielding Up - Except as otherwise provided in Article VII and Section 5.1.3, and reasonable wear and damage or destruction by casualty or eminent domain excepted, to keep the interior, non-structural and non-building system elements of the Premises and all fixtures thereon and therein in good repair, operating condition and working order, at Tenant’s cost and expense; to make and perform or cause to be made or performed all interior maintenance, repairs and replacements necessary to keep the Premises in such condition, including, without limitation, by their inclusion, interior repainting and replacement of interior glass damaged or broken (except that if exterior glass is damaged or broken due to any act or omission on the part of Tenant, its subtenants, contractors, licensees or other party acting on behalf of Tenant, then Landlord shall be responsible to repair and/or replace such damaged or broken glass, at Tenant’s sole cost and expense) and of floor and wall coverings torn or damaged.  Such tenant repair, maintenance and replacement obligations shall be performed at Tenant’s cost and expense, and shall include, but not be limited to, the responsibility for any security system within the Premises.  Landlord reserves its right to inspect the maintenance and repair and replacement of such units and systems, and if Landlord is reasonably dissatisfied with Tenant’s maintenance and repair and replacement of such units and systems, then Landlord shall have the right to require Tenant to change maintenance contractors or assume such responsibility itself, at Tenant’s cost.

Tenant further covenants, at the expiration or termination of this Lease, peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, damage by fire or other casualty excepted, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified therein to be removed at Tenant’s election and which Tenant elects to remove, and repairing all damage caused by such removal and leaving them clean and neat; any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire reasonable cost and expense incurred by it by effecting such removal and disposition;

6.1.3        Occupancy and Use - to use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building (including the Common Areas) or Lot or Park; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building or its contents, unless Tenant agrees to pay such increased premiums and costs, and such use (if other than Permitted Uses) is approved by Landlord in advance;

6.1.4        Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building, Lot and Common Areas of the Building, and the Park, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building or Park to conform to such Rules and Regulations; provided that (i) such Rules and Regulations are enforced in a non- discriminatory fashion, (ii) such Rules and Regulations do not materially interfere with Tenant’s use of the Premises and the Building Parking Area (as hereinafter defined in Section 10.14) and (iii) in the event of any conflict, this Lease shall prevail;

6.1.5        Compliance with Laws and Safety Appliances - To keep, from and after the initial installation thereof by Landlord, the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any particular manner of use made by Tenant other than the Permitted Use (expressly excluding any base building requirement such as sprinkler systems, exit signs and the like) and to procure all licenses and permits so required because of such particular use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses.  Tenant shall have the right, upon giving notice to the Landlord, to contest any obligation imposed upon it pursuant to the provisions of this Section 6.1.5, and provided the enforcement of such requirement or law is stayed during such contest and such contest will not subject the Landlord to penalty or jeopardize the title to the Premises or otherwise affect the Premises in any materially, adverse way. Landlord shall cooperate with Tenant in such contest and shall execute any documents reasonably required in the furtherance of such purpose;

6.1.6        Assignment and Subletting -Tenant shall have the right, subject to the requirement of obtaining Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed by Landlord, to assign this Lease or sublet the whole or any portion of the Premises, which assignment or sublease shall be only for the Permitted Uses, it being understood that Tenant shall, as additional rent, reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting not to exceed $500.00.  No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee).  Such consent by Landlord to any of the foregoing in a specific instance where Landlord’s consent is required hereunder (i) shall be reasonable, subject to the provisions hereinafter provided, and (ii) shall be subject to the prior written approval of Landlord’s mortgagee(s), such approval not to be unreasonably withheld or delayed or conditioned on an increase in Rent or payment of additional fees by Tenant under this Lease.  Landlord’s consent shall not be treated as having been withheld unreasonably if, in connection with any such proposed assignment or subletting: (i) the terms of the proposed assignment or subletting do not prohibit further assignments of the Lease or subletting of the Premises without the written consent of Landlord, the granting of which consent shall be subject to the terms and conditions hereof, and in any event shall not be unreasonably withheld, conditioned or delayed; (ii) the use violates an exclusive use provision of the Park; and/or (iii) in connection with an assignment of this Lease, the assignee does not agree directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting without the written consent of Landlord.  Tenant hereby acknowledges and agrees that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold consent to a proposed request by Tenant for consent to assignment or subletting.  No consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance.  If an assignment or subletting is proposed to be made and Landlord’s consent is required as hereinabove provided, Tenant shall give Landlord prior notice of such proposal, which such notice shall include such information (including creditworthiness information) as Landlord may reasonably request relative to facts which would bear upon the factors entering into the determination whether Landlord’s approval is to be granted, and it is understood that Landlord shall have a period of fifteen (15) days after the submission of such information by Tenant to make its determination whether Landlord’s approval is to be granted hereunder; otherwise, it shall be deemed approved if Landlord fails to respond within the aforementioned time period, in such event, Landlord covenants to execute confirmatory instruments upon Tenant’s request regarding the same.

If Tenant requests Landlord’s consent to assign this Lease or sublet the entire Premises for the balance of the term, or more than fifty percent (50%) of the Premises for a term expiring during the last three (3) years of the Term, which such request may be made by Tenant without having sought a tenant, then Landlord shall have the option, exercisable by written notice to Tenant given within fifteen (15) days after receipt of such request, to recapture the portion of the Premises proposed to be assigned or sublet as of a date specified in such notice which shall be not less than forty-five (45), or more than sixty (60) days after the date of such notice, in such event the recaptured area of the Premises shall be removed from the Premises and Tenant shall have no further liabilities or obligations with respect thereto, including obligations to pay Fixed Rent, additional rent or other charges with respect thereto; and any rental received by Tenant from sub-tenant must be remitted to Landlord; provided, however, upon Tenant’s receipt of any such written notice from Landlord exercising its right of recapture hereunder, Tenant shall have the option, exercisable by written notice to Landlord given within ten (10) days after receipt of such Landlord’s notice, to withdraw its request to assign or sublet all or a portion of the Premises, whereupon Landlord’s notice to Tenant exercising its right of recapture hereunder shall become null and void and of no force or effect as to Tenant’s particular request for Landlord’s consent hereunder.

Notwithstanding any provision contained in this Lease, no consent of Landlord shall be required for the assignment of this Lease or the subletting of any portion (or the whole) of the Premises, (i) to a subsidiary of Tenant, (ii) to a corporation or other entity into or with which Tenant has merged or consolidated or to which substantially all of Tenant’s stock or assets are transferred, (iii) to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, or (iv) to any corporation or other entity with which Tenant is otherwise affiliated, in any event for which Landlord’s consent is necessary, (y) Tenant shall remain primarily liable [and the Security Deposit] shall remain in effect, and (z) such assignee agrees directly with Landlord by written instrument to be bound by all of the obligations of Tenant; in the event of any such assignment or subletting for which no consent by Landlord is required hereunder, Tenant shall not be obligated to share Rent Differential as hereinafter set forth, but shall be required to notify Landlord in writing of the identity of any such sublessee or assignee.

If this Lease shall be assigned, or if the Premises or any part hereof shall be sublet or occupied by any person other than Tenant, Landlord may, at any time and from time to time, so long as Tenant is in default beyond applicable grace periods, collect rent (or any amounts due to Landlord hereunder) from the assignee, subtenant or occupant and apply the net amount collected to the annual Fixed Rent, additional rent and all other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section 6.1.6, or acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance of the terms, covenants and conditions of this Lease on the part of Tenant to be performed.  Further, no liability hereunder of Tenant shall be discharged, reduced, released or impaired in any respect by any waiver, indulgence or extension of time which Landlord may grant to the then owner of Tenant’s interest in this Lease, whether or not notice thereof has been given or consent from Tenant has been obtained.

If Landlord approves a sublease or assignment for which Landlord’s consent is required, and said sublease or assignment is for a total rental amount which on an annualized basis is greater than the Fixed Rent and additional rent due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord, forthwith upon Tenant’s receipt of each installment of such excess rent, during the term of any approved sublease or assignment, as additional rent hereunder, in addition to the Fixed Rent and other payments due under this Lease, an amount equal to fifty percent (50%) of the positive excess between all fixed rent and additional rent received by Tenant under the sublease or assignment and the Fixed Rent and the additional rent due hereunder after Tenant has recouped its reasonable out-of-pocket expenses with respect to such sublease or assignment, including without limitation, reasonable real estate brokerage commissions, reasonable legal fees, reasonable free rent, reasonable marketing costs and the reasonable costs of refurbishment of the Premises for such sublease or assignment (the “Rent Differential”), in the event the sublease is for less than the full Premises hereunder, the above rent adjustment shall be equitably pro rated on a square foot basis.  Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or primarily on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises;

6.1.7        Indemnity - Except as provided in Section 5.17 and Section 10.12, without regard to the insurance carried by Tenant, Tenant covenants and agrees to defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property occurring on the Premises, in the Building, on the Lot, or elsewhere in the Park, and from any claims, actions, proceedings and expenses and costs in connection therewith or elsewhere in the Park (including, without implied limitation, reasonable counsel fees): (i) to the extent arising from the negligent acts, omissions and/or willful acts of Tenant or any of Tenant’s employees, agents, contractors, subtenants, assignees, licensees or invitees and not caused exclusively by the negligent acts, omissions and/or willful acts of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.  In no event shall Tenant be obligated to indemnify Landlord for any willful or negligent act or omission of Landlord or any of Landlord’s employees, agents, contractors or licensees, which arise from and after the date of this Lease.  The covenants and indemnifications set forth in this Section 6.1.7 shall survive the expiration or earlier termination of this Lease;

6.1.8        Tenant’s Liability Insurance - To maintain, throughout the term, public liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and, upon written request therefor, to furnish Landlord (and/or its mortgagees) with certificates thereof, prior to occupancy hereunder, evidencing such coverage and providing that the insurance indicated therein shall not be cancelled without at least thirty (30) days prior written notice to Landlord.  (Tenant’s insurer shall endeavor to give said thirty (30) days notice.) Landlord and its mortgagee shall be named as additional insureds on such policy;

6.1.9        Tenant’s Workmen’s Compensation Insurance - To keep all Tenant’s employees working in the Premises covered by workmen’s compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

6.1.10      Landlord’s Right of Entry - Upon not less than forty-eight (48) hours (or seventy-two (72) if over a weekend) prior notice (except in the event of emergencies), to permit Landlord and Landlord’s agents entry; to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant’s expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or other improvements visible outside the Building not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times;

6.1.11      Loading - Not to place a load upon the Premises exceeding an average rate of one hundred (100) pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such a manner and at such times as Landlord shall in each instance reasonably approve; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure in excess of customary office machinery and equipment shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise;

6.1.12      Landlord’s Costs - in case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by any party claiming under Tenant, to pay, as additional rent, all actual third party reasonable costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation, and, as additional rent, also to pay all such reasonable costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

6.1.13      Tenant’s Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or on the Lot shall be at the sole risk and hazard of Tenant, except for Landlord’s negligence or willful act or omission, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except if caused directly by Landlord’s negligence or willful misconduct;

6.1.14      Labor or Materialmen’s Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors and not by Landlord, GCCI or their contractors or subcontractors for Landlord’s Work pursuant to Article III; not to cause or permit any liens for labor or material performed or furnished in connection therewith to attach to the Premises; but within thirty (30) days after Tenant’s receipt of notice thereof, to discharge or bond over any such liens which may so attach;

6.1.15      Changes or Additions - Not to make any material changes or alterations to the Premises, including any Alterations (defined below) costing in excess of Fifteen Thousand Dollars ($15,000.00) in any one instance, without Landlord’s prior written consent, which such consent shall not be unreasonably withheld, conditioned or delayed, except in the event of structural changes or changes to the exterior of the Building or existing Building systems including the life safety, mechanical, electrical, or plumbing systems, in which event consent need not be reasonable and may be withheld in Landlord’s sole discretion (collectively herein called “Changes”).  Notwithstanding the foregoing, Tenant may, from time to time, at its own cost and expense and without the consent of Landlord, make non-structural alterations, additions or improvements to the Premises, so long as they do not constitute Changes, which may be performed without Landlord’s consent (collectively herein called “Alterations”) whose cost in any one instance is Fifteen

Thousand Dollars ($15,000.00) or less.  Tenant shall notify Landlord in writing of any proposed Alterations.  Decorative work within the Premises shall not constitute Changes or Alterations.  If Landlord reasonably concludes that the Alterations involve any unusual construction, alterations or additions requiring, material, unusual expense to readapt the Premises to normal office use on the Term Expiration Date, Landlord shall notify Tenant in writing at the time of approval that such re-adaptation will be required to be made by Tenant prior to such Term Expiration Date without expense to Landlord.

Any and all alterations, including Changes or Alterations to be performed beyond the Landlord’s Work shall be performed by GCCI at cost plus ten percent (10%) as defined in Article in above, if Landlord so elects to perform the same.  Landlord shall provide to Tenant appropriate backup data regarding invoices submitted.  If Landlord does not elect to perform such Changes or Alterations, then such alterations, including Changes or Alterations shall be done by any reasonable contractor chosen by Tenant, subject to the following sentence, provided any such contractor is reputable, bondable by reputable bonding companies (although no bond is required so long as Landlord is adequately protected against any liens), carries the kind of insurance and in the amounts set forth herein, and will work in harmony with Landlord’s contractors and laborers in the Building or Park.  Tenant agrees that Landlord shall have the right to reasonably approve Tenant’s chosen contractor.  Notwithstanding the foregoing, no such bonding is required for interior, non-structural, non-roof, non-mechanical Changes or Alterations.  Tenant in making any alterations, including Changes or Alterations, shall cause all work to be done in a good and workmanlike manner using materials substantially equal to or better than those used in the construction of the Premises and shall comply with or cause compliance with all laws and with any direction given by any public officer pursuant to law.  Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required in connection with the making of any alterations, including the Changes or Alterations.  Landlord shall cooperate with Tenant in the obtaining thereof and shall execute any documents reasonably required in furtherance of such purpose, provided any such cooperation shall be without out of pocket expense and/or liability to Landlord, unless GCCI will be performing the same (and if not, then Tenant shall reimburse Landlord for its reasonable out of pocket expenses).

At least annually if such Changes or Alterations or any other alterations permitted hereunder have occurred during the past calendar year and require the filing of plans with the Burlington Building Department, Tenant shall furnish to Landlord as-builts, CD compatible with Landlord’s auto CAD software or with Microsoft Architect or such other system compatible with Landlord’s computer system and operating manuals (if applicable and existing) of the work done by Tenant during such past year and copies of all permits issued in connection therewith.

Tenant shall have its contractor procure and maintain in effect during the term of construction of such alterations, including Changes or Alterations, reasonably satisfactory insurance coverages with an insurance company or companies authorized to do business in the Commonwealth of Massachusetts, and shall, upon Landlord’s request, furnish Landlord with certificates thereof;

6.1.16      Holdover - To pay to Landlord two hundred percent (200%) the total of the Fixed and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof.  Notwithstanding the foregoing, Landlord agrees that one hundred and fifty percent (150%) of said total Rent, and not two hundred percent (200%) shall be due for any initial holdover up to thirty (30) days after the Term Expiration Date.  Further, Landlord agrees that consequential damages shall not accrue against Tenant until Landlord has notified Tenant in writing that it has entered into a letter of intent or lease for the Premises (or part thereof), which such notice shall specify a period of not less than fifteen (15) days in which consequential damages may commence to accrue if such holdover continues by Tenant and which such notice may be given prior to the expiration of the Term if applicable.  The provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease;

6.1.17      Hazardous Materials - Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials onto the Premises, the Lot or Park, except in accordance with the requirements of applicable laws and regulations.  Tenant shall not allow the storage or use of such substances or materials in any manner not permitted by law, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant’s business.  Upon Landlord’s written request, Tenant shall furnish to Landlord an inventory of the identity of such substances or materials used in the ordinary course of Tenant’s business, except for usual cleaning materials and office equipment.  Without limitation, hazardous substances and materials (“Hazardous Materials”) shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. C.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts, as amended (collectively, the “Hazardous Waste Laws”).  If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous substances or materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if and only if the following conditions are satisfied; (i) if such requirement applies to the Premises and (ii) if an independent, reputable third party engineer employed by Landlord or persons acting under Landlord conclusively determines that such release had been or is likely to have been solely and exclusively caused by Tenant or persons acting under Tenant.  If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) days of Tenant’s receipt or transmittal thereof, in addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge of belief without independent investigation or inquiry regarding the presence of hazardous substances or materials on the Premises released by Tenant, in all events, Tenant shall indemnify Landlord in the manner provided in Section 6.1.7 of this Lease from any release of hazardous substances or materials on the Premises or elsewhere in the Park to the extent caused by Tenant or persons acting under the direction and control of Tenant.  Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant, to ensure compliance with this paragraph.  The within covenants shall survive the expiration or earlier termination of the Term;

6.1.18      Signs and Advertising - Except as hereinafter expressly provided, Tenant will not place or suffer to be placed or maintained on the exterior or roof of the Premises or Lot, or elsewhere in the Park, any sign, decoration, lettering or advertising matter or any other thing of any kind without Landlord’s consent.

Landlord and Tenant further agree that Tenant shall be entitled to (i) standard signage in the lobby directory of the Building, and (ii), so long as Tenant (as set forth in Section 1.1) is then occupying the Phase 1 space, an exterior building signage (i.e.  Tenant shall be entitled to install a clean and professionally lettered panel, supplied by Tenant or at Tenant’s expense, customary or appropriate in the conduct of Tenant’s business designating Tenant on the exterior of the Building, in a location to be reasonably approved by Landlord).  Further, the parties agree that in the event that Tenant leases and occupies sixty-five percent (65%) of the Building or more and is not in default beyond all notice and cure periods, then Tenant shall be entitled to a second sign on the exterior of the Building (provided the same is no longer then committed to the current tenant of the Building).  All of such exterior building signage shall be at Tenant’s sole cost and expense, non-exclusive, subject to local codes, rules and ordinances, and subject to Landlord’s prior approval (not to be unreasonably withheld or denied so long as the aforesaid leasing and occupancy thresholds are satisfied).  Tenant’s signage may be illuminated if permitted by said codes, rules and ordinances;

6.1.19      Tenant’s Authority - Tenant has the power and authority to enter into this Lease and perform the obligations of Tenant hereunder.  This Lease and all other documents executed and delivered by Tenant in connection herewith constitute legal, valid, binding and enforceable obligations of Tenant; and

6.1.20      Confidentiality - This Lease document is a confidential document by and between Landlord and Tenant and Tenant agrees that this Lease shall not be copied and distributed or circulated to any person(s) other than to such parties, and their respective mortgagees, successors or assigns, their legal counsel or their accountants, brokers, advisers and insurers or to any prospective sublessees and assignees or affiliates of Tenant, or to any prospective acquirers, investors, or lenders of Tenant, or to regulatory authorities, or to the directors, shareholders or officers of Tenant, or as required by law, without the prior written consent of Landlord.  All public announcements regarding this Lease prior to Tenant’s occupancy hereunder must be approved by Landlord and Tenant in advance.

ARTICLE VII

CASUALTY AND TAKING

7.1           CASUALTY AND TAKING

In case during the Term all or any substantial part of the Premises, Building, and/or the Building Parking Area, or any part thereof, or both (i.e.  in the case of a fire or casualty, requiring greater than twelve (12) months to rebuild in Landlord’s reasonable judgment; or in the case of a condemnation or a taking, more than thirty-five percent (35%) of the floor area of the Premises, Building or any material part of the means of access thereto or more than thirty-five percent (35%) of the parking spaces located within the Building Parking Area) are damaged by fire or any other casualty or by action of public or other authority in consequence thereof or are taken by eminent domain Landlord shall give prompt notice, (i.e.  within thirty (30) days thereof) to Tenant (the “Landlord’s Notice”) and this Lease shall terminate either at Landlord’s or Tenant’s election, except as provided hereinbelow, which may be made by notice given to the other within thirty (30) days after the date of Landlord’s Notice, which termination shall be effective (i) in the event of a casualty, not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination and (ii) in the event of eminent domain event, as of the date on which such taking becomes effective and Tenant is deprived of the use and enjoyment of the Premises, Building, or part thereof, and/or the Building Parking Area, or part thereof.  If in any such case the Lease is not so terminated, Landlord shall proceed promptly and use due diligence to put the Premises, Building or part thereof, and/or the Building Parking Area, or part thereof, or in case of taking, what may remain thereof (excluding any items installed by Tenant which Tenant may be permitted to remove upon the expiration of the Term) into as near as possible to the condition and character thereof prior to such damage or taking, and in any event shall apply all insurance proceeds or eminent domain awards received by it toward such work, for use and occupation to the extent permitted by the net award of insurance plus any deductibles and such amounts as Tenant may elect to make available for such work as hereinafter provided, or the amount of the eminent domain award, and an equitable proportion of the Fixed Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises, Building or such remainder and the Building Parking Area shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, an equitable proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term and, if necessary, an appropriate adjustment shall be made to the Landlord’s Operating Costs and other additional rent payable hereunder.

However, in the case of a casualty, if such damage is not repaired and the Premises, Building, or portion thereof, and/or Building Parking Area or part thereof, are not restored to the same condition as they were prior to such damage within twelve (12) months from the date of Landlord’s Notice, then Tenant, within thirty (30) days from the expiration of such twelve (12) month period or from the expiration of any extension thereof by reason of any Tenant’s Delay and/or Force Majeure (as defined in Section 3.5 hereof and subject to the provisions set forth below) as hereinafter provided, may terminate this Lease by notice to Landlord and Landlord’s mortgagee(s), given in accordance with Section 10.3 hereof, specifying a date not more than ten (10) days after the giving of such notice on which the Term of this Lease shall terminate.  Notwithstanding such termination notice by Tenant, in the event that Landlord repairs such damage and restores the Premises to the same condition prior to such casualty during such period, not to exceed ten (10) days, as specified in Tenant’s notice, then such notice of termination given by Tenant to Landlord hereunder shall be null and void and of no further force or effect.  The period within which the required repairs may be accomplished hereunder shall be extended by (a) the number of days lost as a result of a Tenant’s Delay, with such term, however, relating to restoration or repair as referenced herein and not to the initial construction of the Building, and (b) the number of days lost as a result of Force Majeure, as defined in Section 3.5.

If less than a substantial part of the Premises or Building, or portion thereof, and/or the Building Parking Area, or portion thereof (i.e.  in the case of a fire or casualty, requiring less than twelve (12) months to rebuild in Landlord’s reasonable judgment; or in the case of a condemnation or taking thirty-five percent (35%) or less of the floor area of the Premises or Building or any part of the means of access thereto or of the thirty-five percent (35%) of the parking spaces or less within the Building Parking Area are damaged by fire or any other casualty or are taken by eminent domain, then Landlord shall give prompt notice (i.e.  within thirty (30) days) thereof to Tenant, which notice shall specify Landlord’s estimation of the time period within which such repairs shall be completed, and thereafter Landlord shall proceed promptly and with due diligence to the extent permitted by the net award of insurance plus any deductible amounts and such amount as Tenant may elect to make available for such work as hereinafter provided, or the amount of the eminent domain award to put the Premises, Building or part thereof, and/or the Building Parking Area, or part thereof, into as near as possible to the condition and character thereof prior to such damage or taking.  In the event that Landlord fails to repair such damage and restore the Premises, Building and/or Building Parking Area to substantially the same condition prior to such fire and other casualty within the time period as reasonably estimated by Landlord, but in no event greater than such twelve (12) month period from the date of such Landlord’s notice to Tenant, or any extension thereof permitted for delays lost due to any Tenant’s delay and/or Force Majeure (as hereinbefore provided), then Tenant may terminate this Lease by written notice to Landlord and to Landlord’s mortgagee(s), as provided in Section 10.3 hereof, specifying a date not more than thirty (30) days after the giving of such notice on which the Term of this Lease shall terminate.  Notwithstanding such termination notice by Tenant, in the event that Landlord repairs such damage and restores the Premises to substantially the same condition prior to such fire or other casualty during such period, not to exceed thirty (30) days, as specified in Tenant’s notice, then such notice of termination given by Tenant to Landlord hereunder shall be null and void and of no further force and effect.  If less than a substantial part of the Premises and/or the Building Parking Area as aforesaid shall be so damaged, then Fixed Rent and additional rent due hereunder shall be equitably abated until the Premises, Building and/or the Building Parking Area are so restored as set forth hereunder.

Landlord’s architect’s certificate, given in good faith, shall be deemed conclusive statements therein contained and binding upon Tenant with respect to the performance and completion of any repair or restoration work undertaken by Landlord pursuant to this Section, except in the event of disagreement between Landlord and Tenant relating to this Section, in which event the dispute resolution provisions of Section 3.6 shall apply.  Further, Tenant shall have all general rights and provisions relating to the initial construction in Article III in connection with any rebuilding under this Article VII, but expressly excluding any such allowances set forth therein.

Notwithstanding any language to the contrary, Landlord shall use diligent efforts to construct mutually agreeable “Replacement Parking” pursuant to the following: Landlord shall use diligent efforts to provide Replacement Parking and render Tenant’s notice of termination nugatory (if applicable) by, within thirty (30) days following the effective date of such destruction, taking, appropriation or condemnation, giving to Tenant notice in writing that Landlord will, at Landlord’s sole cost and expense, construct replacement parking spaces of the same quantity and quality and convenience as the parking spaces so taken, appropriated or condemned (i.e., Landlord using diligent efforts to locate the replacement parking spaces as close to the Building as possible).  Any of such Replacement Parking shall be preapproved by Tenant and shall be constructed by Landlord within a reasonable time period following the effective date of such destruction, taking, appropriation or condemnation, but in no event later than thirty (30) days after the occurrence of such destruction, taking, appropriation or condemnation, it being agreed by Landlord and Tenant that such time period shall be extended to include weather-related delays as aforesaid, in which event such Replacement Parking will be completed as reasonably possible thereafter, Landlord agreeing to proceed promptly and with due diligence to complete construction of any Replacement Parking.  Landlord and Tenant acknowledge that if Landlord is prevented from performing the final paving for said Replacement Parking on account of weather, such final paving may be performed as soon thereafter as is feasible.  Such notice shall be accompanied by (A) a site plan showing (i) the location of the Replacement Parking spaces, and (B) an opinion from counsel for Landlord that such Replacement Parking may be constructed as-of-right under then applicable zoning and land use regulations.

In the event of any other taking of the Premises, Building or Building Parking Area, or any part thereof, for temporary use or for less than one (1) year, (i) an equitable proportion of the Fixed Rent and additional rent shall be abated during the period of any such temporary taking; and (ii) Landlord shall pay to Tenant its pro rata share of any such use, provided that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Term Expiration Date.  In such event, Landlord agrees to use diligent efforts to provide Tenant with temporary parking within the Park or at its other nearby locations, if available.

Tenant has the option but not the obligation, in any fire or other casualty which creates a Landlord repair obligation in accordance with the terms of this Section to make available for such reconstruction all or a portion of the amount by which the cost of repair as certified by Landlord’s architect exceeds the amount of proceeds received by Landlord

7.2           RESERVATION OF AWARD

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority.  Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant’s name and behalf all such further assignments thereof.  It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.

7.3           ADDITIONAL CASUALTY PROVISIONS

(a)           Landlord shall not be required to repair or replace any of Tenant’s business machinery, equipment, cabinet work, furniture, personal property or other installations not originally installed by Landlord.

(b)           In the event of any termination of this Lease pursuant to this Article VU, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Term Expiration Date.  Tenant shall have access to the Premises at Tenant’s sole risk for a period of thirty (30) days after the date of termination in order to remove Tenant’s personal property except as prohibited by any applicable governmental agency or official.

(c)           Notwithstanding any language to the contrary contained in this Article VU, if all or any substantial part of the Premises, Building and/or the Building Parking Area or any part thereof (as hereinabove defined), shall be damaged by fire or other casualty or taken by eminent domain during the last year of the Term of this Lease or the last year of the Extended Term, or prior to the Term Commencement Date for Phase 1 hereunder, then either Landlord or Tenant may terminate this Lease effective as of the date of such fire or other casualty or taking upon notice to the other as aforesaid, except that Tenant may render Landlord’s notice of termination null and void by exercising early its option to extend the initial Term of this Lease for five (5) additional years in accordance with Exhibit F or the applicable Extended Term, as the case may be, as applicable.  In the event of such early exercise, Landlord and Tenant agree to determine the Fixed Rent for the applicable Extended Term at least nine (9) months prior to the commencement date of the Extended Term in accordance with and in the manner set forth in said Exhibit F.

ARTICLE VIII

RIGHTS OF MORTGAGE

8.1           PRIORITY OF LEASE

Landlord shall have the option to subordinate this Lease to any future mortgagee or deed of trust of the Lot or Premises, or both (“the mortgaged premises”), provided that the holder thereof enters into a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”)

substantially in the form attached hereto as Exhibit J (or such other form as mutually acceptable to Landlord and Tenant and Landlord’s mortgagee).  Landlord shall obtain a SNDA from its current lender on or before such date which is sixty (60) days following the execution of this Lease; otherwise, Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord after the expiration of said sixty (60) day period, unless within ten (10) days of receipt of Tenant’s termination notice, Landlord obtains the SNDA, in which case the termination notice shall be rendered null and void.

8.2           LIMITATION ON MORTGAGEE’S LIABILITY

Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession, the duty to perform all Landlord’s obligations hereunder.  Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage.  Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord accruing after said entry, provided that a discontinuance of any foreclosure proceeding shall terminate the liability of the holder as Landlord.

8.3           MORTGAGEE’S ELECTION

Notwithstanding any other provision to the contrary contained in this Lease, if prior to the substantial completion of Landlord’s obligations under Article III, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within ninety (90) days after such entry and taking of possession, not to perform Landlord’s obligations under Article HI, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord’s obligations under Article HI, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within thirty (30) days after the day on which such holder shall have given its notice as aforesaid.

8.4           NO PREPAYMENT OR MODIFICATION, ETC.

No Fixed Rent, additional rent, or any other charge shall be paid more than thirty (30) days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee.  No assignment of this Lease (excepting only in accordance with the provisions of this Lease) and no agreement to make or accept any surrender, termination or cancellation of this Lease (excepting only in accordance with the provisions of this Lease) and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be binding on mortgagee, valid unless consented to in writing by Landlord’s mortgagees of which Tenant has received notice.

8.5           NO RELEASE OR TERMINATION

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given thirty (30) days prior written notice of Landlord’s act or failure to act to Landlord’s mortgagees of which Landlord has provided written notice to Tenant, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition.  “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist, however, in no event shall such time extend beyond ninety (90) days from the date Tenant provides notice to Landlord’s mortgagee(s) as aforesaid.

8.6           CONTINUING OFFER

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name.  Provided that such mortgagee agrees in writing, pursuant to an agreement substantially in the form of Exhibit J attached hereto, to assume the Landlord’s obligations hereunder, Tenant agrees on request of Landlord to execute and deliver from time to time an agreement substantially in the form of Exhibit J attached hereto which may reasonably be deemed necessary to implement the provisions of this Article VIII.

8.7           SUBMITTAL OF FINANCIAL STATEMENT

At any time and from time to time during the Term of this Lease, within fifteen (15) days after request therefor by Landlord, but not more than once per Fiscal Year, Tenant shall supply to Landlord and/or any mortgagee a current financial statement (including, without limitation, a balance sheet and income statement) or such other financial information as may be reasonably required by any such party.  As long as Tenant is a publicly traded company, Tenant shall not be required to comply with the provisions of this Section 8.7.

ARTICLE IX

DEFAULT

9.1           EVENTS OF DEFAULT BY TENANT

It shall be an “Event of Default” under this Lease, if (i) Tenant fails to pay Fixed Rent or additional rent for more than seven (7) days, after written notice thereof specifying such failure and that such failure may be an Event of Default hereunder; (ii) Tenant fails to perform its other non-monetary obligations hereunder for more than thirty (30) days after written notice thereof from Landlord, together with such additional time, if any, as is reasonably required to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days; or (iii) if Tenant makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law; or (iv) if such a petition is filed against Tenant and is not dismissed within ninety (90) days; or (v) if a receiver becomes entitled to Tenant’s leasehold hereunder and it is not returned to Tenant within ninety (90) days; or (vi) such leasehold is taken on execution or other process of law in any action against Tenant; then, and in any such cases, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided.  After the occurrence of an Event of Default as aforesaid, Tenant hereby waives all statutory rights of redemption, if any to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant’s effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2           TENANT’S OBLIGATIONS AFTER TERMINATION

In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants as follows:

(a)           to pay forthwith to Landlord, as compensation, a lump sum equal to the total rent reserved for the residue of the Term.  In calculating the rent reserved, there shall be included, in addition to the Fixed Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue, less the net proceeds of any rents obtained by Landlord in reletting the Premises as provided in (b)(ii) below; and

(b)           and, to the extent not received in (a) above or to the extent Landlord elects, in its sole discretion to proceed under this subparagraph (b) rather than subparagraph (a), as an additional and cumulative obligation, to pay punctually to Landlord all of the sums and perform all of the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated.  In calculating the amounts to be paid by Tenant under this subclause (b), Tenant shall be credited with: (i) any amount paid to Landlord as compensation as provided in sub clause (a) of this Section 9.2 (if Landlord elects to proceed pursuant to subclause (a)); and (ii) the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all of Landlord’s expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, tenant improvements costs paid, tenant improvement allowances, or rent abatement granted, fees for legal services, and any other expenses of reletting the Premises or preparing the Premises for the new tenant or tenants.

Landlord agrees to use commercially reasonable efforts to relet the Premises following termination provided, however, that Landlord, in good faith: (x) may relet the Premises or any part or parts thereof for a term or terms which may, at Landlord’s option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such concessions and rent abatement as Landlord in its sole judgment considers advisable or necessary to relet same; (y) may make such alterations, repairs and decorations in the Premises as Landlord, in its judgment, considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing sub clauses (x) and/or (y), or Landlord’s failure to relet or to collect the rent through reletting after having used commercially reasonable efforts, shall operate or be construed to release or reduce Tenant’s liability as aforesaid; and (z) shall have no duty to relet the Premises to a prospective tenant who first expressed interest in leasing other space that Landlord (or its affiliate(s)) then has available.

So long as at least twelve (12) months of the Term remain unexpired at the time of such termination, in lieu of any other damages of indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and additional rent accrued under Article IV in the twelve (12) months ended next prior to such termination (or if the Term has not yet commenced, the Fixed Rent and additional rent that would be due for said time period) plus the amount of Fixed Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

ARTICLE X

MISCELLANEOUS

10.1         TITLES

The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2         NOTICE OF LEASE

Concurrently with the executing of this Lease, Landlord and Tenant have executed and recorded a notice of lease in the form attached hereto as Exhibit I.  If this Lease is terminated before the Term expires the parties will execute an instrument in such form acknowledging the date of termination.

10.3         NOTICES FROM ONE PARTY TO THE OTHER

No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing.  Communications shall be addressed, if to Landlord, at Landlord’s Address with a copy to Gloria M.  Gutierrez, Esq., The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803, or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant’s Address with a copy to Peter J.  Dawson, Esq., Mirick, O’Connell, DeMallie & Lougee, LLP, 100 Front Street, Worcester, MA 01608, or at such other place as may have been specified by prior notice to Landlord.  Any communication so addressed shall be deemed duly served if actually received or delivery is refused at the foregoing addresses mailed by registered or certified mail, return receipt requested, delivered by hand, or by overnight express service by a carrier providing a receipt of delivery.

10.4         BIND AND INSURE

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership, said liability terminating as to future liability upon termination of such ownership and passing to the successor in ownership.  Neither the Landlord named herein nor any successive owner of the Premises whether an individual, trust, a corporation or otherwise shall have any personal liability beyond their equity interest in the Premises (including all proceeds and rents deriving therefrom).

10.5         NO SURRENDER

The delivery of keys to any employees of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6         NO WAIVER, ETC.

The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Park be deemed a waiver of any such Rules or Regulations.  The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord.  No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same agreement or duty in a previous or subsequent instance, or any other agreement or duty.

10.7         NO ACCORD AND SATISFACTION

No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8         CUMULATIVE REMEDIES

Unless expressly provided herein to the contrary, the specific remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant or Landlord, as applicable, of any provisions of this Lease.  In addition to the other remedies provided in this Lease, Landlord or Tenant, as the case may be, shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9         PARTIAL INVALIDITY

If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.10       LANDLORD’S RIGHT TO CURE

If Tenant shall at any time fail to perform its obligations in accordance with the provisions of this Lease and Tenant does not commence the cure of such failure within thirty (30) days of notice thereof, and thereafter diligently prosecute such cure to completion (except in the event of emergency whereupon Landlord may immediately take action), then Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default, in performing such obligation, Landlord may make any payment of money or perform any other act.  All sums so paid by Landlord (together with interest at the rate set forth in Section 4.3 herein), and all necessary incidental reasonable third party costs and expenses in connection with the performance of any such acts by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand.  Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this

Lease.  Notwithstanding any provision of this Lease to the contrary, if within said thirty (30) day period Tenant notifies Landlord that Tenant disputes Landlord’s allegation that Tenant has failed to perform its obligations in accordance with the provisions of this Lease, then (i) Tenant shall nevertheless commence the cure of such failure within the said thirty (30) day period, and (ii) the subject matter of the dispute shall be resolved at the election of Tenant by an action brought in the Superior Court Department of Middlesex County or resolved by binding arbitration by a single arbitrator through REBA Dispute Resolution, Inc. under its Arbitration Guidelines in effect at the time of such arbitration.  The Landlord and Tenant and arbitrator agree that there shall be no more than three (3) days of presentation in the arbitration, that the arbitration shall be held within thirty (30) days of the election for arbitration, and the arbitrator shall render his or her decision within ten (10) days of the completion of the presentation.  Each party shall pay its own costs and expenses for any such action or arbitration.  Each determination under this Section 10.10 shall be binding upon Landlord and Tenant.

10.11       ESTOPPEL CERTIFICATE

Tenant and Landlord agree on the Commencement Date, and from time to time thereafter, upon not less than thirty (30) days’ prior written request by the other, to execute, acknowledge and deliver to Tenant or Landlord (as applicable) a statement in writing substantially in the form attached hereto as Exhibit G (or a similar statement if so requested by Tenant, modified accordingly), certifying if true (and where not true, indicating where not true), as follows: that this Lease is unmodified and in full force and effect; that except as set forth in this Lease, Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid.  Any such statements delivered pursuant to this Section 10.11 may be relied upon by any prospective purchaser or mortgagee or any prospective assignee of any such mortgagee.

10.12       WAIVER OF SUBROGATION

Landlord and Tenant mutually agree, with respect to any hazard which is covered by casualty or property insurance then being carried by them, or required to be carried hereunder (whether or not such insurance is then in effect) to release each other from any and all claims, liability, loss, damage, cost or injury with respect to such loss regardless if caused by the fault or negligence of the other party; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.  Each party shall be responsible for its own deductibles and retentions.

10.13       BROKERAGE

Tenant represents and warrants to Landlord, and Landlord represents and warrants to Tenant, that it has dealt with no broker, other than the Real Estate Broker listed in Section 1.1, in connection with this transaction and agrees to defend, indemnify and save the other party harmless from and against any and all claims for a commission arising out of this Lease made by anyone claiming to have dealt with the party making the representation, other than the Real

Estate Broker listed in Section 1.1.  Landlord shall be responsible for, and agrees to hold Tenant harmless with respect to, all fees and commissions payable to such Real Estate Broker specified in Section 1.1 pursuant to a separate agreement.

10.14       PARKING

Tenant’s occupancy of the Premises shall include the non-exclusive use of parking spaces in common with other tenants of the Building on a ratio of three (3) on-grade parking spaces per 1,000/RSF, which such spaces are designated (and shall be referred to in this Lease) as the Building Parking Area as shown on the plans attached hereto and made a part of Exhibit A (“Building Parking Spaces”).

10.15       400 AND 600 WHEELER ROAD

Landlord agrees to provide Tenant with advance notice when Landlord (TGC or its affiliates) commence development discussions for construction of approximately 250,000 square feet to be developed at 400 and 600 Wheeler Road, but in any event prior to commencement of any actual construction.

10.16       ACCESS

Subject to the terms and provisions of this Lease and all laws applicable to the Premises, Tenant shall have twenty-four (24) hours, seven (7) days per week, fifty-two (52) weeks per year, access to the Premises (including the Building Parking Area).

10.17       ENTIRE AGREEMENT

This instrument contains the entire and only agreement between the parties as to the Premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.  This Lease shall not be modified in any way except by a writing subscribed by both parties.

10.18       GOVERNING LAW

This Lease shall be governed by and construed and enforced in accordance with the laws and the Courts of the Commonwealth of Massachusetts.

10.19       ADDITIONAL REPRESENTATIONS

Landlord represents and warrants to Tenant as follows:

(a)           that Landlord has the right and authority to enter into this Lease and grant Tenant possession of the Premises and other rights set forth herein;

(b)           that Landlord is the fee simple owner of the Lot and that Landlord (or its affiliate(s) or an affiliate(s) of The Gutierrez Company) are the fee simple owners of the Park;

(c)           that on the Term Commencement Date the Building, the Building Parking Area and the Lot shall comply with all dimensional, use, parking, loading and other zoning requirements of the Town of Burlington, and all applicable building codes and governmental requirements, including without limitation the Americans with Disabilities Act (ADA);

(d)           Landlord has good and marketable title to the Premises in fee simple absolute.  There are no restrictive covenants, exclusive use provisions in other tenants’ leases, or other agreements of which Landlord (or its affiliates) are a party to, or are aware of, that will prevent or interfere in any respect with Tenant’s use and occupancy of the Premises for the Permitted Uses described herein;

(e)           The Mortgagee reflected on the Subordination, NonDisturbance and Attornment Agreement attached as Exhibit “J” is the only Mortgagee of the Building, Lot and Building Parking Area;

(f)            To the best of Landlord’s knowledge, the Premises are free of all violations, orders or notices of violations of all public or quasi-public authorities, whether or not of record;

(g)           To the best of Landlord’s knowledge, the Premises are in compliance with all local zoning ordinances and parking requirements;

(h)           To the best of Landlord’s knowledge, the Premises are free from asbestos and asbestos-containing materials and all other Hazardous Materials (hereinbefore defined);

10.20       COVENANTS INDEPENDENT

To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision.  Notwithstanding any language to the contrary in this Lease, except as expressly set forth in Sections 3.2, 4.1 and 5.2, or in Article VII, Tenant acknowledges and agrees that Tenant’s obligation to pay Fixed Rent and additional rent and to perform its other obligations hereunder are absolute, unconditional and irrevocable obligations which are separate and independent of any and all obligations, covenants, warranties, or representations of Landlord hereunder, with the result that Tenant’s sole remedy for any alleged breach by Landlord of its obligation hereunder shall be to commence a judicial proceeding against Landlord seeking specific performance, and not to deduct or set off Fixed Rent or additional rent or terminate this Lease.

10.21       ROOFTOP COMMUNICATION EQUIPMENT

Subject to the provisions hereinafter provided and availability of space, Tenant shall have the right from time to time during the Term hereof, without any additional consideration from Tenant hereunder, to install and maintain, on a non-exclusive basis, rooftop communication equipment and/or antennae(s) for Tenant’s communications network on the roof of the Building.  Subject to applicable law, matters of title, and the consent of Landlord (which consent shall not be unreasonably withheld or delayed), Tenant, at its sole cost and expense, has the right to install such equipment and/or antennae(s) on the roof of the Building.  The size and location of the installation shall be at a site acceptable to Landlord, provided such site affords Tenant an operable communication system and the approval of any such size and location shall not be unreasonably withheld or delayed by Landlord.  Tenant shall install the equipment and/or antennae(s) in such a manner as to not interfere with the space or the rooftop equipment of other tenant(s) of the Building and at all times in accordance with sound construction practices, and in accordance with all applicable laws, rules, codes and ordinances, and in a good and workmanlike manner.  Tenant shall use such roofing contractor required to comply with the existing roof warranties.  The cost of any structural review of the proposed location and weight of such equipment and/or antennae(s) shall be at Tenant’s expense.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability or loss arising from or out of the installation or removal of such rooftop communication equipment, except where the existing roofing contractor is listed as aforesaid, in which event no indemnity from Tenant shall apply.  Upon expiration of the Term, Tenant shall be responsible for the removal of the same and for repairing any damage caused therefrom.

10.22       REDUCTION OF PREMISES

So long as there does not then exist an uncured, continuing Event of Default as defined in Section 9.1 of this Lease, Tenant may, at its sole option, have the one-time right to reduce the Premises by an amount up to 10,000 rentable square feet, so long as the same is marketable by Landlord, as determined by Landlord in its reasonable discretion (the “Reduction Option”), effective on the 3rd anniversary and fifth (5th) anniversary of the Phase 1 Commencement Date (the “Reduction Date”), by delivering notice (the “Notice”) of its election to Landlord at least nine (9) months in advance, and with such Notice, Tenant shall provide a plan of the space to be reduced (“Reduced Space”) and Tenant shall pay to the Landlord on or before the Reduction Date the applicable Fee as set forth below.  The costs incurred to demise the Reduced Space from the Premises shall be done at Tenant’s expense.  For purposes hereof, the term “Fee”, as of the third anniversary of the Phase 1 Commencement Date, and assuming all three Phases are delivered to Tenant, shall be equal to $37.00/RSF per the Schedule attached hereto as Exhibit O.  The Tenant, from time to time, may request from the Landlord what the amount of the Fee will be based on a fifth (5th) anniversary Reduction Date.  If Tenant exercises its Reduction Option, then the “Premises” shall automatically be reduced by the Reduced Space set forth in the Notice (so long as Landlord agrees that the Reduced Space is marketable as set forth herein) as of the Reduction Date (with the same effect as if such Reduction Date were the Term Expiration Date set forth in Section 1.1 as to the Reduced Space) without the necessity of any additional documentation.  Adjustments shall be made to the Fixed Rent and additional rent obligations as of the Reduction Date.  The remaining Premises and provisions of this Lease shall remain unchanged.  There shall be a presumption that if the Reduced Space has access to the Common Areas (including all utility systems) and is not oddly configured, that the Reduced Space is marketable.  Landlord shall notify Tenant of its determination of whether the Reduced Space is marketable within twenty (20) days of Landlord’s receipt of the Notice.  If Landlord does not object within said twenty (20) day period, then the Reduced Space shall be deemed to be marketable.  If Landlord determines that the Reduced Space is not marketable, then Landlord shall notify Tenant of its determination and Tenant shall, within twenty (20) days of Tenant’s receipt of Landlord’s notice, either submit the initial plan of the Reduced Space to Landlord with a statement of reasons why Tenant believes it is marketable or submit a different plan to Landlord of the Reduced Space (the “Second Notice”).  If Landlord does not determine that the Reduced Space as initially proposed or as revised is marketable within twenty (20) days of Landlord’s receipt of the Second Notice, then the dispute shall be resolved at the election of Tenant by an action brought in the Superior Court Department of Middlesex County or resolved by binding arbitration by a single arbitrator through REBA Dispute, Inc. under its Arbitration Guidelines in effect at the time of such arbitration.  The Landlord and Tenant and arbitrator agree that there shall be no more than three (3) days of presentation in the arbitration, that the arbitration shall be held within thirty (30) days of the election for arbitration, and the arbitrator shall render his or her decision within ten (10) days of the completion of the presentation.  The arbitrator shall be provided a copy of this section of the Lease and agrees to be bound by the same.  Each party shall pay its own costs and expenses for any such action or arbitration.  Each determination under this Section 10.22 shall be binding upon Landlord and Tenant.

10.23       5TH AND 6TH FLOOR PREMISES

The Landlord represents, warrants and covenants with the Tenant, and Tenant is relying on the same as a material inducement to enter into this Lease as follows:

(a)           Landlord shall use good faith, diligent, commercially reasonable efforts to relocate the current occupant of the area on the 5th floor known as “the Applied Radar Space”, consisting of approximately 1309 rentable square feet (“Radar Space”) on or before such date which is within a year of the Term Commencement Date for Phase 1, Landlord agreeing, however, to relocate the tenant as soon as possible prior to the same and to commence discussions with said tenant immediately following the execution of this Lease.  Landlord shall keep Tenant apprised, from time to time, regarding the status of Landlord’s efforts to relocate such occupant.  Further, Landlord shall provide to Tenant evidence of an agreement with the Radar Space occupant at least ten (10) days prior to the one year anniversary of Phase 1 Commencement Date, which agreement provides for the relocation of such occupant on or before expiration of said one year date.  Once relocated, the Radar Space shall be added to the Lease, Landlord shall build out the Radar Space consistent with Tenant’s other Premises, Landlord shall provide to Tenant allowances consistent with Exhibit M for the Radar Space, Tenant shall have thirty (30) days’ access to ready the Radar Space for Tenant’s use and Landlord shall abate the monthly Fixed Rent applicable to the Radar Space for four months after Landlord delivers the Radar Space in accordance with Section 3.2 of the Lease and subject to the terms and provisions thereof, including Tenant supplying the necessary plans and specifications necessary for delivery therefor.

(b)           Landlord shall, as part of Landlord’s Work described in Article in hereof, on or prior to the Term Commencement Date for Phase 1 extend the area leased to the Tenant on the sixth floor by recapturing a portion of the common area hallway, and install a magnetic door to the fire door (“Sixth Floor Improvements”), all as more particularly set forth on the plan attached as Exhibit A.

(c)           The Landlord, pursuant to the current lease for the Radar Space, possesses the right to relocate the Radar Space occupant otherwise the lease is automatically terminated if the parties do not agree on the new space.

(d)           Once the Radar Space is completed, the Landlord and Tenant shall execute an Amendment to Lease amending the Rentable Floor Area of Tenant’s Space and the Fixed Rent as set forth in Section 1.1.

Remainder of Page Intentionally Left Blank
Signature Page to Follow

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of this        day of May, 2007.

LANDLORD:

ONE WHEELER ROAD ASSOCIATES

By:	The Gutierrez Company,
Its General Partner

By:
Arthur J. Gutierrez, Jr.
President

Date:	May , 2007

TENANT:

ASPEN TECHNOLOGY, INC.

By:

Name:

Its:

Date:	May , 2007

EXHIBIT “A”

Plans Showing Tenant’s Space
the Lot (including the Building Parking Area),
and the Park

(SEE ATTACHED)

North Tower
Premises
Atrium
Existing Tenant
Elev.
Elev.
Elev.
W
M
Fire Door
Common Corridor
Premises
(Shown Shaded)
South Tower

Sixth Floor Plan
(Premises 31,174 R.S.F.)

North Tower
Premises
(Shown Shaded)
Existing Tenant
Existing Tenant
Atrium
Elev.
Elev.
Elev.
W
M
Fire Door
Common Corridor
Premises
Existing Tenant
Existing Tenant
Existing Tenant
Existing Tenant
Premises
South Tower

Fifth Floor Plan
(Premises 29,003 R.S.F.)

200 Wheeler Road - 5th & 6th Floors
Burlington, Massachusetts
Tenant's Premises

THE GUTIERREZ COMPANY

Exhibit "A"

EXHIBIT “B”

Preliminary Tenant Improvement Plans and Specifications

(TO BE SUPPLIED — IF APPLICABLE)

EXHIBIT “C”

PRIOR RIGHT OF FIRST REFUSAL AND OPTION TO RENT

FIFTH (5TH) AND SIXTH (5TH) FLOORS

Provided that there does not then exist an uncured, continuing Event of Default under this Lease and provided further that Tenant (and/or its permitted successors and/or assigns) is then leasing the entire Premises delivered to Tenant to date, then in no event shall Landlord decide to lease, agree to lease, lease or accept any offer to lease any portion of the space that becomes available on the fifth (5th) and/or sixth (6th) floors of the Building, specifically the adjacent space shown on the Plan attached hereto as Exhibit C-l (the “Adjacent Space”), unless Landlord first affords Tenant an opportunity to lease all or a portion of the Adjacent Space in accordance with the provisions of this Exhibit C and only after written notice to Tenant (except that no such notice shall be required if Tenant exercises its option to rent all of the Adjacent Space prior to Landlord’s receipt of an offer for any of the Adjacent Space, as set forth in the last paragraph of this Exhibit C).  Such notice shall contain the essential terms of any bona fide, third party offer received by Landlord (and which offer Landlord intends to accept but for Tenant’s rights hereunder) with respect to all or a portion of the Adjacent Space (Landlord’s summary thereof, shall herein be referred to as the “Offer”).  The Offer shall also set forth the identity of the prospective tenant (unless said tenant has requested that its identity be kept confidential) and all of the essential terms and conditions upon which Landlord proposes to lease all or a portion of the Adjacent Space, which space shall be offered to Tenant at the same terms and conditions as set forth in the Offer.  Upon receipt of such notice and the Offer from Landlord, Tenant shall have a right to lease all or a portion of the Adjacent Space as set forth in the Offer (and not portions of the same described in the Offer) on the terms set forth in this Exhibit C by giving notice to Landlord to such effect within twelve (12) days after Tenant’s receipt of Landlord’s notice of such Offer.  If such notice is not so timely given by Tenant, then Landlord shall be free to lease that portion of the Adjacent Space described in the Offer, to such third party on the terms and conditions contained in the Offer (or such other more favorable terms to Landlord [but not including a greater portion of the Adjacent Space] or substantially similar terms [i.e.  not more than five percent (5%) more favorable to the proposed tenant but in no event including a greater portion of the Adjacent Space, as agreed to by Landlord]) during the period commencing after the expiration of said twelve (12) day period and ending when the transaction is not consummated but in no event more than one hundred eighty (180) days after expiration of the twelve (12) day period.  If the Offer varies by more than five percent (5%) in favor of Tenant or if additional Adjacent Space is included, then Landlord shall resubmit the adjusted Offer to Tenant, whereupon Tenant shall have the right to lease all or a portion of the Adjacent Space on the terms set forth herein.  In the event that Landlord does not consummate the transaction described in the Offer with said third party within the time parameters set forth above, then Tenant’s rights hereunder shall revive as to the Adjacent Space subject to the Offer.  Tenant’s rights hereunder with respect to all other Adjacent Space continue regardless of the consummation of the transaction.  The non-exercise by Tenant of its rights under this Exhibit C as to any one Offer by Landlord for less than all of the Adjacent Space, shall not waive Tenant’s rights of first refusal hereunder for any subsequent Offer for that or any portion or all of the Adjacent Space.  The Tenant’s rights of first refusal set forth herein may be exercised on any number of occasions until all of the Adjacent Space has been leased in accordance with this Exhibit C.

In the event that Tenant exercises its rights hereunder to lease said portion or all (as applicable) of the Adjacent Space, then Landlord and Tenant hereby agree that they shall enter into a mutually acceptable agreement amending, modifying or supplementing this Lease (the “Amendment to Lease”), specifying that all or a portion (as applicable) of the Adjacent Space is a part of the Premises under this Lease and demising all or a portion (as applicable) of the Adjacent Space to Tenant.  The Amendment to Lease will be prepared by the Landlord and signed by Tenant within twenty-one (21) days of receipt of the proposed Amendment to Lease from the Landlord, provided such Amendment to Lease is consistent with the terms herein.  Notwithstanding anything to the contrary in this Exhibit C, if Tenant notifies Landlord of its election to lease all or a portion of the Adjacent Space, and then fails to execute and deliver the Amendment to Lease (provided the Amendment to Lease is consistent with the terms herein) once the same has been delivered by Landlord to Tenant in accordance with this Exhibit C, then Landlord shall have the unrestricted right to lease that portion of such Adjacent Space covered by the Amendment to Lease upon whatever terms and conditions as are negotiated by Landlord in its sole discretion; and Tenant’s right of first refusal hereunder (as to that portion of the Adjacent Space subject to the Amendment to Lease) shall terminate and be of no further and effect.  The recording by Landlord, in good faith, of an affidavit to such effect shall be conclusive evidence of the termination of Tenant’s first refusal hereunder as to that portion of the Adjacent Space subject to the Amendment of Lease.  Otherwise, if the Landlord and Tenant, each acting reasonably and in good faith, fail to agree on a mutually agreeable form of Amendment to Lease within said twenty-one (21) day period from Tenant’s receipt of Landlord’s proposed form of Amendment to Lease, unless such date is extended by mutual agreement of both parties hereto, then such failure shall be treated as a non exercise by Tenant of its right of first refusal for such portion of the Adjacent Space in accordance with the first paragraph of this Exhibit C.

Notwithstanding any language to the contrary set forth herein, Tenant shall have the option to rent all or any portion of the Adjacent Space on the terms set forth herein at any time prior to Landlord’s receipt of an Offer, to the extent such Adjacent Space is available to lease and the parties are able to agree on mutually acceptable terms, in connection therewith, Landlord agrees to notify Tenant at least six (6) months in advance of such date that Landlord anticipates that Adjacent Space (or portions thereof) will become available, but in any event prior to soliciting third party offers.

2

3

EXHIBIT “D”

LANDLORD’S SERVICES

I.              CLEANING

A.            Building Lobbies and Common Areas:

1.             Entrance doors and partition glass to be cleaned nightly.  Wipe down frames and fixtures as needed.

2.             Remove entrance mats and clean sand and dirt from pits and floors, clean and replace mats nightly.

3.             Floors to be swept and washed nightly.  Maintain a high luster finish following manufacturer’s specifications.

4.             Walls to be dusted and spot cleaned as necessary, thoroughly washed twice a year.

5.             Empty and wipe clean trash receptacles nightly including exterior smoker’s stations.

6.             Dust, with treated cloth, security desks, window sills, directory frames, planters, etc., nightly.

7.             Clean directory glass nightly.

8.             Vacuum all carpeted areas nightly, treat and spot clean stains, clean fully as needed.

9.             Vinyl tile floors to be dry mopped nightly, spot washed with clean water as needed and spray buffed weekly.

10.           Sweep all stairwells in building nightly and keep in clean condition, washing same as necessary.

11.           Do all high dusting (not reached in nightly cleaning) quarterly, which includes the following:

(a)           Dust all pictures, frames, charts, graphs and similar wall hangings.

(b)           Dust exposed piped, ventilation and air conditioning grilles, louvers, ducts and high molding, as needed.

12.           Clean and maintain luster on ornamental metal work as needed within arm’s reach.

13.           Dust all drapes and blinds as needed.

14.           Wash and disinfect drinking fountains using a non-scented disinfectant nightly. Polish all metal surfaces on the unit nightly.

15.           Strip and wax all resilient tile floors yearly.

16.           Shampoo all common area carpets at additional contract price at least once per year.

B.            Common Lavatories - Daily

1.             Empty paper towel receptacles, bag and transport waste paper to designated area, disinfect receptacle and add new liner.

2.             Empty sanitary napkin disposal receptacles, bag and transport waste, disinfect receptacle and add new liner.

3.             Refill toilet tissue, hand towel dispensers, and sanitary napkin dispensers.

4.             Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

5.             Wash, disinfect and wipe dry both sides of toilet seat using non-scented disinfectants.

6.             Wash and polish all mirrors, counters, faucets, flushometers, bright work and enameled surfaces.

7.             Spot clean toilet partitions, doors, door frames, walls, lights and light switches.

8.             Remove all cobwebs from walls and ceilings.

9.             Sweep and wash all floors, using proper non-scented disinfectants.

10.           Add water to floor drains weekly, disinfect monthly.

11.           Turn off lights.

12.           Mid-day bathroom check-up.

C.            Elevators - Nightly

1.             Thoroughly clean walls.

2.             Wipe clean control panels, door frames and mirrors.

3.             Vacuum cab and floor door tracks.

4.             Vacuum floors, shampoo as needed, wash stone floors.

2

5.             Dust ceilings.

D.            General Cleaning (Monday through Friday - Holidays Excluded)

Tenant Areas Nightly - Unless Noted

1.             Empty and clean all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to designated area.  Replace liners as needed.  Check and wash waste baskets if soiled.  Abnormal, waste removal (e.g.  computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant’s responsibility.

2.             Weekly hand dust with treated cloth and wipe clean or feather duster all accessible areas on furniture, desks, files, telephones, fixtures and window sills.

3.             Clean all glass table tops and tenant entrance glass.  Spot clean glass partitions.

4.             Spot clean all walls, door frames and light switches.

5.             Wipe clean and polish all bright metal work as needed within arm’s reach.

6.             All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept, using approved dust-down preparation.

7.             All wood, linoleum, rubber asphalt, vinyl and other similar type of floors to be swept, using approved dust-down preparation and mopped or cleaned with dry system cleaner nightly.

8.             Reception areas, halls, high traffic areas to be vacuumed nightly.

9.             Offices and cubicles to be spot vacuumed nightly.  Complete vacuum weekly.

10.           Spot clean carpet stains.

11.           Wash and clean all water fountains and coolers nightly.  Sinks and floors adjacent to sinks to be washed nightly.

12.           Dust blinds as needed.

13.           Vinyl tile floors to be dry mopped nightly, spot washed with clean water as needed and spray buffed every two (2) weeks.

14.           Clean Refrigerators - inspect for rotten materials and dispose as required and fully clean (disposal and wipedown) once a week (Fridays).

3

15.           Wipe out microwave.

E.             Common Showers

1.             Wash shower walls and floors nightly, using proper non-scented disinfectants.

2.             Clean and disinfect shower curtains weekly.

3.             Scrub showers with bleach weekly.

4.             Wash tile walls with proper grout cleaning compound as needed.

5.             Add water to floor drains weekly, disinfect monthly.

6.             Turn off lights.

II.            HEATING, VENTILATING AND AIR CONDITIONING

1.             Heating, ventilation and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays), Monday through Friday, from 7:00 AM to 7:00 PM, and Saturday from 8:00 AM to 1:00 PM, if so requested by Tenant.  HVAC services beyond the aforesaid normal building hours of operation, including Saturday from 8:00 AM to 1:00 PM, can be made available to Tenant, if so requested by Tenant, by providing Landlord at least twenty-four (24) hours prior written or facsimile notice for such request.  The request shall clearly state the start and stop hours of the “off-hour” service.  Tenant shall submit to Landlord a list of personnel who are authorized to make such requests.  Charges for operating the Building’s HVAC system other than the normal building hours as noted above, shall be at a cost of approximately $25.00 per hour per unit subject to adjustment as electric costs increase.

2.             Maintenance on any additional or special air conditioning equipment and the associated operating cost thereof, will be at Tenant’s expense.

III.           WATER

Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.           ELEVATORS

Elevators for the use of all tenants and the general public for access to and from all floors of the Building, programming of elevators (including, but not limited to, service elevators), shall be as Landlord from time to time determines best for the Building as a whole.

4

V.            SECURITY/ACCESS

Twenty-four (24) hour entry to the Building is available to Tenant and Tenant’s employees, after normal Building hours of operation, accessible via a key pad system located near the loading dock area in the North Tower of the Building and key pad system located at the main entrance to the South Tower of the Building.  Tenant shall have unrestricted access to its Premises at all times, and not just during normal Building Hours.  All security shall be the responsibility of the Tenant.

VI.           BUILDING HOURS

Normal building hours of operation are Monday through Friday from 7:00 a.m. to 7:00 p.m.  The Building operates on Saturday from 8:00 a.m. to 1:00 p.m., with access to the Building subject to the provisions as outlined in Item V.  contained herein.  Except for the heating, ventilating and air conditioning system, which operates in accordance with the schedule as described in Item II.  contained herein, all Building systems, including but not limited to, electrical, mechanical, elevator, fire safety and sprinkler, and water, operate twenty-four (24) hours per day, seven (7) days a week, subject to repairs, failures and interrupted service beyond Landlord’s control.

VII.          CAFETERIA, VENDING AND PLUMBING INSTALLATIONS

1.             Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant’s responsibility to keep clean and sanitary.  Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing.  All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant’s expense.

Upon request, Landlord shall, at Tenant’s expense, provide on a daily basis, general cleaning services to area’s contained within Tenant’s lunchroom excepting of any appliances and/or furniture and fixtures and the like (i.e., coffee pots, etc.) which shall in all instances be Tenant’s responsibility as noted herein.

2.             Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the Premises for its exclusive use (such as in coffee room or cafeteria).

VIII.        SIGNAGE

Tenant shall be entitled to the Building’s standard signage at Tenant’s main entry and on the Building’s lobby directories.

IX.           ELECTRICITY

Tenant shall pay, as additional rent and in the same manner and time as Fixed Rent, for all electricity consumed in the Premises pursuant to Landlord’s reasonable estimate of the electricity consumed within the Premises (currently estimated at $1.25 per rentable square foot).  At Landlord’s option and cost, Landlord may install a separate meter and

5

shall invoice Tenant monthly for the actual cost of Tenant’s electricity.  Tenant shall reimburse Landlord, as additional rent, for such consumption within thirty (30) days upon receipt of Landlord’s invoice therefor.

Tenant’s use of electrical service in the Premises shall not at any time exceed the capacity of any of the electrical conductors or other equipment in or otherwise serving the Premises or the Building standard, as hereinafter provided.  To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building’s electrical system, Tenant shall not, without at least thirty (30) days prior written notice to and consent of Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 277/480 volts nominal, or make any alteration or addition to the electric system of the Premises, in the event Tenant shall use (or request that it be allowed to use) electrical service in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including but not limited to the installation of utility service upgrades, sub-meters, air handlers or cooling units, or back-up generators), and all such additional usage (except to the extent prohibited by law), installation and maintenance thereof shall be paid for by Tenant, as additional rent, upon Landlord’s demand.

It is understood that the electrical generated service to the Premises may be furnished by one (1) or more generators of electrical power and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories, such as distribution charges, transmission charges, generation charges, congestion charges, public good charges, and other similar categories, and may also include a fee, commission or other charge by a broker, aggregator or other intermediary for obtaining or arranging the supply of generated electricity.  Landlord shall have the right to select the generator of electricity to the Premises and to purchase generated electricity for the Premises through a broker, aggregator or other intermediary and/or buyers group or other group and to change the generator of electricity and/or manner of purchasing electricity from time to time.

If Landlord undertakes activities for the purpose of reducing Tenant’s operating costs (such as negotiating an agreement with a utility or another energy generator or engaging an energy consultant or undertaking conservation or other energy efficient measures that may require capital expenditures), Tenant shall pay its proportionate share of all costs and expenses associated with such actions (including, but not limited to, brokers’ commissions, legal fees and capital expenditures), as additional rent, if, as and when payment is made by Landlord.

As used herein, the term “generator of electricity” shall mean one or more companies (including, but not limited to, an electric utility, generator, independent or non-regulated company) that provides generated power to the Premises or to the Landlord to be provided to the Premises, as the case may be.

6

X.            OTHER UTILITIES

Tenant shall be responsible for the payment of all other utilities consumed by Tenant in the Premises, including telephone, cable, other communications and gas (if applicable).  Tenant shall pay for such consumption directly to the provider of such utilities.

7

EXHIBIT ‘E’

RULES AND REGULATIONS

1.             The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees, and visitors, or be used by them for any purpose other than for ingress and egress to and from the Premises.  The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may reasonably determine from time to time.  Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

2.             No curtains, blinds, shades, screens, advertisements, signs, or the like other than those furnished by Landlord, shall be attached to, hung in, affixed to, or used in connection with any window or door of the Premises or to any other area of the Premises (including without limitation on interior windows, walls and doors) that is visible from the outside of the Building or visible from any common area of the Building without the prior written consent of the Landlord (taking into account such factors such as size, color and style and compatibility with the Building).  If Tenant is not the sole Building tenant, interior signs on doors on the common areas of the Building shall be painted or affixed for Tenant by Landlord, or by sign painters first approved by Landlord, at the expense of Tenant and shall be of a size, color and style acceptable to Landlord and shall be compatible to the Building.

3.             Tenant shall furnish Landlord with master keys or access devices for any security (door access) system provided and installed by Tenant, so long as the same has been approved by Landlord.  Tenant shall be allowed to place additional locks or bolts upon doors and windows within the Premises, as long as Tenant provides master keys to Landlord as aforesaid as these additional locks and bolts could prove to be a hindrance to Landlord providing building services, such as cleaning and maintenance.  Tenant must, upon the termination of its tenancy, remove all additional locks and bolts and restore all original door hardware and provide Landlord all Building keys either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the reasonable replacement cost thereof.

4.             Canvassing, soliciting and peddling in the Building, or on the Lot or in the Park is prohibited, and Tenant shall cooperate to prevent the same.

5.             Tenant shall comply with all reasonably necessary security measures from time to time established by Landlord for the Building or Park, if applicable.

6.             Tenant agrees that there shall be no smoking allowed anywhere in the Premises or Building.

7.             No animals, with the exception of “assistance animals” (e.g., seeing eye dogs), shall be brought into the Building by Tenant, Tenant’s agents, servants, employees, invitees, subtenants and assigns.

8.             Users of any common fitness room or shower facilities within the Building (if applicable) shall only place a lock on a locker only during the time they are using the fitness, locker room and/or shower facilities.

2

EXHIBIT “F”

OPTION TO EXTEND

The Tenant has the option to extend this Lease for two (2) successive term(s) of five (5) consecutive years each (the “Extended Terms”, or the “first Extended Term” or “second Extended Term”), the exercise of which shall automatically extend the Term of this Lease without the necessity of additional documentation.  So long as there does not exist any Event of Default hereunder at such time either of the Extended Terms is exercised, the first option to extend shall be deemed to have been exercised by Tenant’s notification to Landlord that it elects to exercise its first option to extend at least nine (9) months but not more than eighteen (18) months prior to the end of the initial Term hereunder, and the second option to extend shall be deemed to have been exercised by Tenant’s notification to Landlord that it elects to exercise its second option to extend at least nine (9) months but not more than eighteen (18) months prior to the end of the first Extended Term hereunder.  The Extended Terms shall be upon the same terms and conditions as are set forth in this Lease, except that (i) there shall be no additional option to extend after the termination of the second Extended Term or the failure to exercise the first Extended Term or second Extended Term, whichever shall first occur, and (ii) the annual Fixed Rent for the Extended Terms shall be equal to ninety-five (95%) percent of the then Market Rent (as defined in and determined in accordance with Exhibit H).  Notwithstanding the foregoing, in no event, however, shall the annual Fixed Rent for the first Extended Term be less than the annual Fixed Rent and additional rent (i.e.  including the then escalation) payable during the last year of the initial Term, and in no event shall the annual Fixed Rent for the second Extended Term be less than the annual Fixed Rent and additional rent (i.e.  including the then escalation) payable during the last year of the first Extended Term.

EXHIBIT “G”

ESTOPPEL CERTIFICATE

DATE:

The undersigned hereby certifies as follows:

1.             Aspen Technology, Inc.(as “Tenant”), and One Wheeler Road Associates (as “Landlord”), entered into a written lease agreement dated May             , 2007 (hereinafter referred to as the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord, certain premises consisting of 60,177 rentable square feet (RSF) of tenant space (the “Premises”), comprising a portion of the building (the “Building”) located on that certain parcel of real property known and numbered as 200 Wheeler Road, in the Town of Burlington, County of Middlesex, Commonwealth of Massachusetts, and as more particularly described in the Lease (the “Property”).

2.             The Lease is in full force and effect and has not been amended, modified, supplemented or assigned by Tenant.  The Lease represents the entire agreement between Landlord and Tenant.

3.             The Tenant has accepted the Premises and presently occupies them, and is paying rent on a current basis.  Tenant has no setoffs, claims, or defenses to the enforcement of the Lease.

4.             As of the date of this certificate, Tenant is not in default in the performance of any of its obligations under the Lease, and has not committed any breach of the Lease, and no notice of default has been given to Tenant.

5.             As of the date of this certificate, Landlord is not in default in the performance of any of its obligations under the Lease, and has not committed any breach of the Lease, and no notice of default has been given to Landlord.

6.             The amount of Fixed Rent currently due and as defined in the Lease is $               per year, which was payable from                      (“Rent Commencement Date”).  Fixed Rent has been paid by Tenant under the Lease up to and including                       .

The amount of the Operating Cost Escalation adjustment currently payable by Tenant is $                   per month and              Operating Cost Escalation adjustment has been paid.

7.             Tenant has paid to Landlord a Security Deposit in the amount of $             in the form of                       .

8.             Tenant has no claim against Landlord for any other security deposit, prepaid fee or charge or prepaid rent.

9.             The Term of the Lease commenced on                        (“Term Commencement Date”), and is presently scheduled to expire on                        (“Term Expiration Date”).

If there are any rights of extension or renewal or expansion under the terms of the Lease, the same have not, as of the date of this certificate, been exercised.

10.           Tenant is executing and delivering this certificate with the understanding that a lender provided financing which affects the Building and the Property.  Tenant acknowledges and agrees that Landlord and Lender shall be entitled to rely on Tenant’s certifications set forth herein.

TENANT:

ASPEN TECHNOLOGY, INC.

A corporation

By:
Name:
Title:

[TO BE MODIFIED FOR LANDLORD UPON
A TENANT REQUEST PURSUANT TO SECTION 10.11]

2

EXHIBIT “H”

MARKET RENT

The market rent for the Premises shall be the then fair market rent for similar space in similar buildings in the Town of Burlington, which such rent (the “Market Rent”) shall be determined as follows:

(a)           The Market Rent shall be proposed by Landlord within fifteen (15) days of receipt of Tenant’s notice that it intends to exercise its option to extend the Term as specified in Exhibit “F”, of this Lease hereof (the “Landlord’s Proposed Market Rent”).  The Landlord’s Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within fifteen (15) days of Tenant’s receipt of Landlord’s Proposed Market Rent, that Landlord’s Proposed Market Rent is not satisfactory to Tenant (“Tenant’s Rejection Notice”).

(b)           If Tenant delivers Tenant’s Rejection Notice and the Market Rent is not otherwise agreed upon by Landlord and Tenant within forty-five (45) days after Landlord’s receipt of Tenant’s notice that it intends to exercise its option to extend the Term, then the Market Rent shall be determined by the following appraisal procedure:

1.             Within fifteen (15) days of the expiration of said forty-five (45) day period, Tenant shall give notice to Landlord, which notice shall specify the name and address of the appraiser designated by Tenant (the “Tenant’s Appraisal Notice”).  Landlord shall within fifteen (15) days after receipt of Tenant’s Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord.  Such two appraisers shall, within twenty (20) days after the designation of the second appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant.  Such two (2) appraisers shall have twenty (20) days after the receipt of notice of each other’s determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent.  If such appraisers shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant.  If such appraisers shall fail to concur as to such determination within said twenty (20) day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser.  If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said twenty (20) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

2.             All appraisers shall be independent real estate appraisers or consultants who shall have had at least seven (7) years continuous experience in the business of appraising real estate in the suburban Boston area.

3.             The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the Market Rent.

4.             If none of the determinations of the appraisers varies from the average of the determinations of the other appraisers by more than ten (10%) percent, the average of the determinations of the three (3) appraisers shall be the Market Rent for the Premises.  If, on the other hand, the determination of any single appraiser varies from the average of the determinations of the other three (3) appraisers by more than ten (10%) percent, the average of the determination of the two (2) appraisers whose determinations are closest shall be the Market Rent.

5.             The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

6.             Each party shall pay fees, costs and expenses of the appraiser selected by it, its own counsel fees, and one-half (1/2) of all other expenses and fees of any such appraisal.

2

EXHIBIT “I”

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws (Ter. Ed.) Chapter 183, Section 4, as amended, notice is hereby given of a certain lease (hereinafter referred to as the “Lease”) dated as of May       , 2007 by and between One Wheeler Road Associates (hereinafter referred to as “Landlord”) and Aspen Technology, Inc. (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

1.             The address of the Landlord is c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803.

2.             The address of the Tenant is                       .

3.             The Lease was executed on May       , 2007.

4.             The Term of the Lease is a period beginning on the Commencement Date for the Phase 1 Premises (determined pursuant to Section 3.2 of the Lease currently estimated on September 1, 2007 and expiring seven years and four months from the Commencement Date for the Phase 3 Premises.

5.             Subject to the provisions of the Lease, the Tenant has a Right of First Refusal and a Right to Rent with respect to space located pursuant to Exhibit “C” of the Lease.

6.             Subject to the provisions of the Lease, the Tenant has the option to extend the Term of the Lease for two (2) consecutive periods equal to five (5) years each pursuant to Exhibit “F” of the Lease.

7.             The demised premises is approximately 60,177 square feet located within a six (6) story building containing approximately two hundred fifty thousand, four hundred twenty eight (250,428) rentable square feet located at 200 Wheeler Road, Burlington, Massachusetts 01803, and the areas of which are the subject of all appurtenant rights and easements set forth in Sections 2.1 and 10.14 of the Lease.  For Landlord’s title, see deed at Book           , Page           .

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants of which are incorporated herein by reference.  The parties hereto do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease which are incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Notice of Lease as of this        day of May, 2007.

LANDLORD:

ONE WHEELER ROAD ASSOCIATES

BY:	THE GUTIERREZ COMPANY, ITS GENERAL PARTNER

By:
Arthur J. Gutierrez, Jr.
President

TENANT:

ASPEN TECHNOLOGY, INC.

By:

Its:

By:

Its:

2

THE COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS

On this            day of                       , 2007, before me, the undersigned notary public, personally appeared Arthur J.  Gutierrez, the President, of The Gutierrez Company, General Partner of One Wheeler Road, Burlington, Massachusetts, proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official seal)

Notary Public
My Commission Expires:

THE COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS

On this              day of                     , 2007, before me, the undersigned notary public, personally appeared                        of Aspen Technology, Inc., proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official seal)

Notary Public
My Commission Expires:

3

EXHIBIT “I”

RECORDING REQUESTED BY
AND AFTER RECORDING, RETURN TO:

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044-8015
Attn: Executive Vice President -Servicing Administration
991091890

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of this            day of                     , 200   among                     , not individually, but solely as Trustee for the Certificate Holders of                     , Series 3, Series           -           under certain {Pooling/Trust} and Servicing Agreement dated as of                     ,                      (“Lender”), by and through GMAC Commercial Mortgage Corporation, a California corporation, its [Master] Servicer under said {Pooling/Trust} and Servicing Agreement, One Wheeler Road Associates, a Massachusetts Limited Liability Company (“Landlord”), and Aspen Technology, Inc., a                      corporation, including its successors and/or assigns (“Tenant”).

Background

A.            Lender is the owner and holder of a deed of trust or mortgage or other similar security instrument (either, the “Security Instrument”), covering, among other things, the real property commonly known and described as 200 Wheeler Road, Burlington, Massachusetts, and further described on Exhibit “A” attached hereto and made a part hereof for all purposes, and the building and improvements thereon (collectively, the “Property”)

B.            Tenant is the lessee under that certain lease agreement between Landlord and Tenant dated May       , 2007 (“Lease”), demising a portion of the Property described more particularly in the Lease (“Leased Space”).

C.            Landlord, Tenant and Lender desire to enter into the following agreements with respect to the priority of the Lease and Security Instrument.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Subordination.  Tenant agrees that the Lease, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument, as if the Security Instrument had been executed and recorded prior to the Lease.

2.             Nondistubrance. Lender agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan shall operate to terminate the Lease or Tenant’s rights thereunder to possess and use the leased space provided, however, that (a) the term of the Lease has commenced, (b) Tenant is in possession of the premised demised pursuant to the Lease, and (c) the Lease is in full force and effect and no uncured default exists under the Lease.

3.             Attornment. Tenant agrees to attorn and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan (“Successor Owner”).  Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owners of the Property, Successor Owner shall perform all obligations of the landlord under the Leases arising from and after the date title to the Property was transferred to Successor Owner.  In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease, (except that Successor Owner shall not be relieved from the obligation to cure any defaults which are non-monetary and continuing in nature, and such that Successor Owner’s failure to cure would constitute a continuing default under the Lease); (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Lender’s written consent thereto; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender; (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property; or (g) liable for construction or completion of any improvements to the Property or as required under the Lease for Tenant’s use and occupancy (whenever arising).  Although the foregoing provisions of this .Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time request in order to confirm this Agreement.  If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property.

4.             Rent Payments; Notice to Tenant Regarding Rent Payments.  Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease.  After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions.

5.             Lender Opportunity to Cure Landlord Defaults.  Tenant agrees that, until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the

2

alleged Landlord default and (b) the opportunity to cure such default within the time periods provided for cure by Landlord, measured from the time notice is given to Lender.  Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default.  Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

6.             Miscellaneous.

(a)           Notices. All notices under this Agreement will be effective only if made in writing and addressed to the address for a party provided below such party’s signature.  A new notice address may be established from time to time by written notice given in accordance with this Section.  All notices will be deemed received only upon actual receipt.

(b)           Entire Agreement:  Modification.  This Agreement is the entire agreement between the parties relating to the subordination and nondisturbance of the Lease, and supersedes and replaces all prior discussions, representations and agreements (oral and written) with respect to the subordination and nondisturbance of the Lease.  This Agreement controls any conflict between the terms of this Agreement and the Lease.  This Agreement may not be modified, supplemented or terminated, nor any provision hereof waived, unless by written agreement of Lender and Tenant, and then to the extent expressly set forth in such writing.

(c)           Binding Effect.  This Agreement binds and inures to the benefit of each party hereto and their respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law.  If the Security Instrument is a deed of trust, this Agreement is entered into by the trustee of the Security Instrument solely in its capacity as trustee and not individually.

(d)           Unenforceability.  Any provision of this Agreement which is determined by a government body or court of competent jurisdiction to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not by such determination.

(e)           Construction of Certain Terms.  Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns cover all genders.  Unless otherwise provided herein, all days from performance shall be calendar days, and a “business day” is any day other than Saturday, Sunday and days on which Lender is closed for legal holidays, by government order or weather emergency.

(f)            Governing Law.  This Agreement shall be governed by the laws of the State in which the Property is located (without giving effect to its rules governing conflicts of laws).

(g)           WAIVER OF JURY TRIAL.  TENANT, AS AN INDUCEMENT FOR LENDER TO PROVIDE THIS AGREEMENT AND THE ACCOMMODATIONS TO

3

TENANT OFFERED HEREBY, HEREBY WAIVES ITS RIGHT, TO THE FULL EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

(h)           Counterparts.  This Agreement may be executed in any number of counterparts, each of shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their respective obligations hereunder.

Remainder of Page Intentionally Left Blank
Signature Page to Follow

4

IN WITNESS WHEREOF, this Agreement is executed as of this day of May, 2007.

LENDER:		TENANT:

[insert Trustees’ name here], Trustee		Aspen Technology, Inc.

By: GMAC Commercial Mortgage Corporation, its [Master] Servicer

By:		By:
Name		Name:
Title:		Title:

Lender Notice Address:		Tenant Notice Address:

[insert Trustee’s name here], Trustee
c/o GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044
Attn: Executive Vice President — Servicing		Attn:
Administration

LANDLORD:

One Wheeler Road Associates

By:	The Gutierrez Company,
Its General Partner

By:
Name: Arthur J. Gutierrez, Jr.
Title: President

Landlord Notice Address:
c/o The Gutierrez Company
One Wall Street
Burlington, MA 01803

5

Notary Acknowledgement for Lender:

Commonwealth of Pennsylvania	:
	:	ss
County of Montgomery	:

On this, the            day of                     , 200_, before me, the undersigned Notary Public, personally appeared                                          known to me (or satisfactorily proven) to be the person whose name is subscribed to within instrument, and who acknowledged to me that he/she is an officer of GMAC Commercial Mortgage Corporation in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

{seal}

Notary Acknowledgement for Tenant:

THE COMMONWEALTH OF MASSACHUSETTS

                               COUNTY

On this            day of                     , 2007, before me, the undersigned notary public, personally appeared                                          of Aspen Technology, Inc., proved to me through satisfactory evidence of identification, which was ☐photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness,☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official seal)

Notary Public
My Commission Expires:

6

Notary Acknowledgement for Landlord:

THE COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS

On this            day of                     , 2007, before me, the undersigned notary public, personally appeared Arthur J. Gutierrez, Jr., as President of The Gutierrez Company, proved to me through satisfactory evidence of identification, which was personal knowledge of the undersigned, to be the person whose name is signed on the documents listed below, and acknowledged to me that he signed it voluntarily for its stated purpose.

(official seal)

Notary Public
My Commission Expires:

7

EXHIBIT “K”

Example of abatement (Section 4.1)

For purposes of example regarding the four (4) month rent abatement of Fixed Rent applicable to the Phase 1, Phase 2 and Phase 3 Premises, if the Phase 1 Commencement Date is September 10, 2007, Fixed Rent commences on the Phase 1 Space on January 10, 2008.  Similarly, if the Phase 2 Commencement Date is October 10, 2007, then Fixed Rent commences for the Phase 2 Space on February 10, 2008.  If the Phase 3 Commencement Date is January 1, 2008, Fixed Rent commences on May 1,2008.

EXHIBIT “L”

Schedule of Milestone Dates

[TO BE SUPPLIED]

EXHIBIT “M”

ALLOWANCE

a)             TI Allowance - $25.00 per rentable square foot, which such credit shall be applied towards the first dollars due for Landlord’s Work or for any other purpose related to the Lease or Tenant’s furnishings, or attorneys’ fees.

b)            A&E Allowance - $2.50 per rentable square foot to be used to pay architects, engineers and others the cost of preparing the Tenant’s Plans (and specifications) in connection with the Landlord’s Work.  Said Allowance shall be applied to the preparation of the Tenant’s Plans.

The aforesaid A&E Allowance shall be paid to Tenant within thirty (30) days of Landlord’s receipt of said requisition (together with reasonable documentation evidencing Tenant’s expenditure of same).  The TI Allowance shall be offset against Landlord’s Work.  Any unused portion of either allowance (sometimes herein collectively referred to as the “Allowance”), shall be applied to the first rental payment due hereunder.

c)             Any rebates received by Landlord regarding the purchase of any goods or materials shall be credited to the TI Allowance for Tenant’s benefit.

EXHIBIT “N”

SWING SPACE

Effective as of May 1, 2007, Landlord shall provide Tenant with up to 8,000 rentable square feet of “Swing Space” at 200 Wheeler Road on an “as is” basis, which Tenant shall have the right to lease, at its sole option, on a tenant-at-will basis for $0.00/RSF, net of electricity for lights and plugs until the Term Commencement Date hereunder.  Any such “Swing Space” shall be made available to Tenant promptly upon within twenty-one (21) days notice from Tenant to Landlord, subject to the execution of a mutually agreeable Use and Occupancy Agreement.